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                                                                 Exhibit (p)1.39

            XIV. Lincoln Capital Fixed Income Management Company, LLC

                      A SUBSIDIARY OF LEHMAN BROTHERS INC.

                                    (a) Code of Ethics

                                December 31, 2003

                                       24

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                                TABLE OF CONTENTS

I.       Lincoln Capital Fixed Income Compliance and Personal Investment
         Contacts

II.      Lehman Brothers Code of Conduct

III.     Lehman Brothers Personal Investment Policy

IV.      Lehman Brothers Chinese Wall and Restricted List Policy

V.       Lehman Brothers Political Contributions Policy

VI.      Policy on Appropriate Use of Lehman Brothers Technology

VII.     Code of Ethics Signature Page - SAMPLE

VIII.    Lincoln Capital Fixed Income (LCFI) Addendum

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           Lincoln Capital Fixed Income Management Company, LLC (LCFI)

         COMPLIANCE CONTACTS

         COMPLIANCE COMMITTEE:

                  LCFI                               LORI HOLLAND
                                                     LORI LOFTUS

                                                     (COMPLIANCE MANAGER)
                                                     CAROL METZ

                  LEHMAN BROTHERS                    HOWARD PLOTKIN
                                                     JONATHAN MORRIS
                                                     MARY CADEMARTORI

                                                     TRACEY WHILLE

         LCFI Compliance                             Lori Loftus
                                                     Carol Metz
                                                     Mary Ann McCann

         PERSONAL INVESTMENT CONTACTS

         LCFI Personal Investment Officer (PIO)      Lori Loftus
                                                     Carol Metz

         Lehman PIO                                  Keith Andre

XV. Code of Conduct Policy

CODE OF CONDUCT POLICY.....................................................................   24

INTRODUCTION...............................................................................    1

POLICY 1 - COMPLYING WITH THE CODE; REPORTING VIOLATIONS...................................    2

UNDERSTANDING THE CODE.....................................................................    2

VIOLATIONS OF THESE POLICIES...............................................................    2

REPORTING VIOLATIONS; CONFIDENTIALITY......................................................    3

POLICY 2 - CONFLICTS OF INTEREST...........................................................    4

ACCEPTING GIFTS, ENTERTAINMENT, OR FAVORS..................................................    4

OUTSIDE AFFILIATIONS, EMPLOYMENT OR ACTIVITIES.............................................    5

PERSONAL INVESTMENTS BY EMPLOYEES..........................................................    7

SUPERVISION OF TRANSACTIONS IN EMPLOYEE AND EMPLOYEE-RELATED BROKERAGE ACCOUNTS............    8

POLICY 3 - SAFEGUARDING FIRM AND CLIENT PROPERTY...........................................    9

PAYMENTS AND GIFTS TO THIRD PARTIES........................................................    9

EMBEZZLEMENT/MISUSE OF PROPERTY............................................................    9

CONFIDENTIAL INFORMATION...................................................................   10

COMPUTER RESOURCES AND COMPUTER SECURITY...................................................   11

POLICY 4 - INTELLECTUAL PROPERTY...........................................................   13

COPYRIGHTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY: OVERVIEW...........................   13

PROTECTING THE FIRM'S INTELLECTUAL PROPERTY................................................   13

PROTECTING OTHERS' INTELLECTUAL PROPERTY...................................................   14

MULTIMEDIA.................................................................................   15

POLICY 5 - FRAUD AND DISHONESTY............................................................   16

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
FALSE STATEMENTS...........................................................................   16

MONEY LAUNDERING...........................................................................   16

POLICY 6 - SECURITIES TRANSACTIONS.........................................................   19

INSIDER TRADING AND "TIPPING" OTHERS.......................................................   19

TRANSACTIONS IN FOREIGN SECURITIES MARKETS.................................................   19

TRADING IN FIRM SECURITIES.................................................................   19

INVESTMENT ADVISERS ACT OF 1940; IMRO......................................................   19

POLICY 7 - TRADE PRACTICES.................................................................   21

ANTITRUST LAWS: OVERVIEW...................................................................   21

SPECIFIC CONDUCT THAT VIOLATES THE ANTITRUST LAWS..........................................   21

      Agreements Relating to Price.........................................................   21

      Allocation of Products, Territories or Clients.......................................   22

      Concerted Refusals to Deal...........................................................   22

TRADE ASSOCIATION ACTIVITY; DISCUSSIONS AMONG COMPETITORS..................................   22

POLICY 8 - TREATMENT OF EMPLOYEES..........................................................   23

EQUAL EMPLOYMENT OPPORTUNITY...............................................................   23

MANAGEMENT RESPONSIBILITY..................................................................   23

PROCEDURES FOR REPORTING POLICY VIOLATIONS.................................................   24

SEXUAL HARASSMENT..........................................................................   25

      Policy...............................................................................   25

      Definition...........................................................................   25

      Management Responsibility............................................................   25

      Procedures for Reporting Policy Violations...........................................   26

SAFETY, HEALTH AND THE ENVIRONMENT.........................................................   27

      Policy...............................................................................   27

      Manager's Responsibility.............................................................   27

      Individual Work Areas................................................................   27

      Breaks From VDT Work.................................................................   27

POLICY 9 - DEALING WITH THE U.S. GOVERNMENT AND OUTSIDE PEOPLE AND ORGANIZATIONS...........   28

FEDERAL PROCUREMENT ACT (U.S. GOVERNMENT CONTRACTORS)......................................   28

ACCEPTING/GIVING GIFTS.....................................................................   28

OBSTRUCTION OF CRIMINAL INVESTIGATIONS.....................................................   28

LOBBYING...................................................................................   28

TAX VIOLATIONS.............................................................................   29

DISCLOSURES TO GOVERNMENTAL OR REGULATORY AUTHORITIES......................................   30

LEGAL INQUIRIES............................................................................   30

POLITICAL CONTRIBUTIONS AND RELATED ACTIVITIES.............................................   31

DEALING WITH THE MEDIA.....................................................................   33

POLICY 10 - DEALINGS WITH FOREIGN GOVERNMENT OFFICIALS.....................................   34

GIFTS AND PAYMENTS.........................................................................   34

TRADING WITH THE ENEMY.....................................................................   36

POLICY 11 - BOOKS AND RECORDS..............................................................   37

ACCURATE ACCOUNTING AND DOCUMENTATION......................................................   37

RECORD RETENTION...........................................................................   38

XVI. Introduction

This Code of Conduct has been prepared specifically to address Lehman Brothers' business globally and the unique requirements of our Firm and its employees. It provides a clear framework within which to work both legally and ethically. More important, the Code reflects how we think and feel about doing business, the values we hold and look for in others and how we want to distinguish ourselves as a firm. Unless provided otherwise herein, this Code applies to all employees of Lehman Brothers Holdings Inc. and its subsidiaries, both inside and outside the U.S.

In our industry, integrity and ethical behavior are all the more important because of the trust our clients must place in us and the adverse consequences of betraying that trust. In building strong client relationships over the years, Lehman Brothers has both earned and benefited from the trust of the world's foremost institutions, organizations and individuals. The linchpin of that trust is the ethical standards and behavior of our employees.

Truly ethical business practices are the product of more than a fear of legal ramifications or an appreciation of the competitive value of a good reputation. Ethical practice follows a clear understanding of right and wrong, and a motivation on the part of each individual to act at all times in a manner of which he or she can be proud. This means defining both Firm and individual standards of excellence and success to include adherence to a strong set of ethical principles at every step along the way to a goal, and making that set of principles a part of each of our identities as Lehman Brothers' employees.

It is unquestionably important to be conversant with the law and regulations that apply to our business globally. This Code of Conduct details various legal and regulatory requirements, and thus provides a "road map" for each endeavor you undertake. These requirements, however, often deal in generalities, and may at times appear unclear as to their application to specific circumstances. The Code is thus only a starting reference point for conducting business in a lawful and ethical manner. It is therefore critically important that Lehman Brothers' employees understand both the legal and the regulatory requirements herein and also that they direct any questions about "gray areas" or novel circumstances to the correct personnel. In exercising individual judgment, always remain mindful of the importance of separating right from wrong, and then doing only what you believe to be right. Discussing ethical questions with your supervisor is often the best first step.

Further, it is important to be sure at all times that we clearly understand the directions, requests, instructions and expectations of supervisors, colleagues and clients. Seeking clarification when you are unclear is vital to the prevention of misunderstandings. Finally, you should be aware that while the Code provides minimum standards of conduct for employees worldwide, Lehman Brothers and its employees are also subject to any additional local requirements or limitations. Knowledge of these, and a commitment to guide your conduct by the values discussed in this Code of Conduct, will give you a basis for making ethical decisions in your day-to-day activities.

XVII. Policy 1 - Complying With The Code; Reporting Violations

         Employees are responsible for understanding the Code and reporting violations.

         A. Understanding the Code

The Firm takes this Code of Conduct very seriously. It is the responsibility of each employee to carefully read and understand the Code and to take the necessary steps to seek advice from his or her Manager or from a member of the Legal & Compliance Department if clarification on any point is needed. Many of the policies reflect highly technical and/or complex regulations which may be more easily understood through discussion. Each employee must comply with all policies, regardless of their complexity. Furthermore, it is each employee's responsibility to ask any questions they may feel are necessary to understand the Firm's expectations of them.

         B. Violations of these Policies

Employees who fail to comply with these policies, including supervisors who fail to detect or report wrongdoing, may be subject to disciplinary action, including the possibility of termination of employment. It is important to understand that violation of certain of these policies potentially subjects the Firm and the individual employee involved to civil liability and damages, regulatory sanction, and/or criminal prosecution.

         C. Reporting Violations; Confidentiality

When an employee believes he or she may have violated the Code or an applicable law or regulation, it is his or her responsibility to immediately report the violation to his or her Manager, or to a representative of the local Legal & Compliance Department, Corporate Audit Department or Human Resources Department. Similarly, if a Manager has received information from an employee concerning activity that he or she believes may violate the Code, the Manager should report the matter to Legal & Compliance, Corporate Audit or Human Resources. In many cases, a prompt report can substantially reduce the adverse impact on all involved - clients and other third-parties, the Firm and the employee.

Similarly, if an employee believes that ANY employee may have violated the Code or an applicable law or regulation, he or she is obligated to report that violation so that the Firm can take steps to rectify the problem and prevent recurrence. Such violations may be reported to the employee's Manager, or to his or her local Legal & Compliance Department, Corporate Audit Department or Human Resources Department.

In any case in which a report has been made by an employee, whether with respect to himself, herself, or to others, the report will be treated confidentially to the extent possible in view of the nature of the report and the Firm's responsibility to address the issue raised. No employee will be subject to retaliation or punishment for reporting a suspected violation by another employee as provided in this Code or for coming forward to alert the Firm of any questionable situation. As noted above, however, violations may subject an employee to civil, regulatory or criminal sanctions. The Firm remains responsible for satisfying the regulatory reporting, investigative and other obligations that may follow the identification of a violation.

XVIII. Policy 2 - Conflicts of Interest

         - Employees should avoid any conduct that may create a conflict or the appearance of a conflict between personal interests and those of the Firm.

         - No employee may use his or her position as an officer or employee of the Firm, or information acquired during employment, in a manner that may create a conflict of interest or the appearance of a conflict between personal interests and those of the Firm or its clients.

         - No employee may obtain any personal benefits from the Firm's dealings with others (other than those received in the ordinary course of doing business and approved by the Firm).

         -        No employee may work for another business.

The following industry-mandated policies are designed to protect the Firm's and each employee's reputation.

         A. Accepting Gifts, Entertainment, or Favors

As a general rule, money or objects of value should be refused in order to avoid the appearance that an employee's business judgment has been influenced. The refusal should be to the party offering the gift.

Employees, their immediate family (i.e., spouse, children and parents) and other household members are not permitted to accept, directly or indirectly, any money, valuables or favors from any person or enterprise in circumstances which may affect, or appear to influence, the employee's business judgment.

Accordingly, employees may only accept business-related meals, entertainment, gifts or favors when the value involved is not significant and thus will not even appear to place the employee under any obligation to the donor. Likewise, business-related meals, entertainment, gifts and favors should never be solicited. This policy applies equally to business-related meals, entertainment, gifts and favors offered to or received from other employees of the Firm.

         B. Outside Affiliations, Employment or Activities

Employees are not permitted to work for another business or to engage in other activities because that would presumptively interfere with the employee's full-time service as an employee of the Firm. In addition, if a member of an employee's immediate family or household works for a firm which is itself in direct competition with the Firm, this circumstance must be disclosed to the Firm.

The following activities require prior written approval from the Legal & Compliance Department:

     2 Service as a director, trustee or officer (paid, unpaid, elected, appointed or otherwise) of any business (other than the Firm), or any charitable, civic, religious, political or educational organization (other than a residential co-operative or condominium board).

     3 Service as an executor, trustee, guardian or conservator of the estate of any individual, even if family-related. However, being named in a document which has yet to take effect does not require prior approval.

     4 Having an interest in any enterprise (e.g., limited partnership, start-up venture, closely held corporation, hedge fund), even if family-related, other than investments made in the employee's personal brokerage accounts as discussed below.

     5 Voting on, or participating in, any business matter involving another company or firm in which the employee has a personal interest, including as a shareholder. However, an employee may exercise his or her rights as a shareholder of a publicly traded company without prior approval.

Further, employees may not do any of the following without first disclosing that fact in writing to their immediate supervisor and to the Legal & Compliance
Department:

     6 Accept business opportunities, commissions, compensation or other inducements, directly or indirectly, from persons or firms that are customers, vendors or business partners of the Firm.

     7 Acquire Firm property or services on terms other than those available to the general public or those specifically identified by the Firm.

     8 Engage in any conduct with customers, vendors, or any other person or entity with whom the Firm does business or seeks to do business when the conduct might appear to compromise the employee's judgment or loyalty to the Firm.

The Firm may not take adverse action against employees who, outside of work hours, off Firm premises, and without the use of Firm property, equipment or affiliation, engage in political advocacy, legal recreational activities, legal use of consumable products, membership in a union or in the exercise of rights protected under federal labor law, except as otherwise required by federal, state or other applicable law or regulation. If a conflict arises between lawful, off-hour activities and Firm or client interests, any affected employee should discuss the situation with his or her Manager. Participation in unlawful activities, regardless of the time, place or relation to work responsibilities, jeopardizes employment with the Firm, and may lead to statutory disqualification from the securities industry in addition to other criminal and civil sanctions.

         C. Personal Investments by Employees

All employees and related persons (i.e., spouse, minor child, any other person residing with the employee or anyone dependent on the employee for support) must engage in personal investment activity and maintain securities and commodities accounts in compliance with the Firm's Personal Investment Policy as currently in effect. The Personal Investment Policy promotes investment and discourages trading.

Employees may not effect transactions in their personal accounts without first obtaining the approval of their Manager, his/her designee, or the Personal Investment Officer on a transaction-by-transaction basis. As of this writing, investments must generally be held for a minimum period of sixty (60) days. Approval forms, related procedures and limited exceptions are described in detail in the Lehman Brothers Personal Investment Policy.

For one full business day from the time Lehman Brothers research coverage is initiated, terminated or suspended or any other significant research change is disseminated via news or mail by the Firm, neither the purchase nor sale of securities affected by the research report (including all related securities, such as options and warrants) may be made for the accounts of Firm employees or employee-related accounts. While most changes are announced during the morning call (before the market opens), if the change is disseminated during the trading day, employees are restricted for the remainder of that day and the entire following business day. The Legal & Compliance Department will break trades or reverse transactions that do not conform to this requirement.

Employees (other than Investment Representatives) may not act as their own brokers. All orders to execute "employee" trades must be entered through the Employee Investment Branch or another Lehman branch office servicing accounts for individual investors. Limited exceptions to this policy are explained in the Lehman Brothers Personal Investment Policy.

Employee and employee-related transactions in securities issued by the Firm or its affiliated companies are permitted only with the prior approval of the Firmwide Coordinating Officer. See Policy 6 below and the Lehman Brothers Personal Investment Policy for additional information.

         D. Supervision of Transactions in Employee and Employee-Related Brokerage Accounts

Securities regulations require the Firm to monitor activity in all employee and employee-related brokerage accounts, whether the account is maintained in-house or externally.

     9 An employee account is defined as an account in the name of the employee or an account in which the employee has beneficial or controlling interest. An employee-related account is defined as an account in the name of the spouse or minor children of the employee, or any other person who lives with the employee or to whom the employee provides material financial support, and any account in which any of such persons have a beneficial or controlling interest. For purposes of this document, all references to "employee accounts" will include employee-related accounts. All references to "employee transaction(s)," "employee purchase(s)" and "employee sales" shall include transactions in employee-related accounts.

All Managers, or their designees, are required to review account activity for ALL employee securities and commodities accounts related to employees reporting to them. (This responsibility may also be centralized on a divisional or departmental basis by an officer appointed to review personal investment accounts.) It is the responsibility of each employee to identify his or her Manager (or designee, or where applicable, the divisional personal investment officer) as an interested party on all such securities and commodities accounts.

Appropriate supervision of employee accounts requires the review of account activity and, where necessary, additional action sufficient to ensure that:

     10 trading, deposits and other activity appear reasonable given their knowledge of the employee's financial resources;

     11 trading activity does not suggest misuse of Firm, client or material non-public information;

     12 trading activity does not interfere with the performance of job responsibilities;

     13 trading activity does not create or suggest an actual or apparent conflict of interest;

     14 adjustments, journals and transfers between accounts appear reasonable and proper; and

     15 activity in the account is otherwise consistent with the Personal Investment Policy.

XIX. Policy 3 - Safeguarding Firm and Client Property

         Employees are strictly prohibited to use company property improperly or illegally, whether for their own, the Firm's or a third party's benefit.

         A. Payments and Gifts to Third Parties

Any payment made to a third party must be made only for identifiable services that were performed by the third party for the Firm or one of its clients. In addition, the payment must be reasonable in relation to the services performed.

Employees are not permitted to give, offer or promise payments or gifts with the intent to influence (or which may appear to influence) a third party or to place such party under an obligation to the donor. In addition, the National Association of Securities Dealers, Inc. ("NASD") and New York Stock Exchange Inc. ("NYSE") prohibit employees of member firms from offering or giving to a third party BUSINESS-RELATED gratuities, including but not limited to, entertainment, gifts or favors with a value in excess of $100 per person per year or which otherwise might appear to be excessive. However, the NYSE has taken the position THAT ORDINARY AND USUAL BUSINESS ENTERTAINMENT is not the type of gratuity subject to the above dollar limitations, PROVIDED an employee of the Firm has acted as the host. Where an employee has not personally acted as the host, the provision of tickets to theater or sporting events, limousines and like services would be subject to such limitations. Firm policy generally requires that a Firm representative be present at all entertainment sponsored or provided by the Firm to clients or others. Furthermore, in order to comply with NASD rules, each business unit is responsible for maintaining a record of all payments or gratuities, regardless of the amount, made or reimbursed by such unit for a period of three years. Even though the NASD and NYSE rules do not apply directly to all Lehman employees outside the U.S., these Code requirements apply to all Lehman employees. Finally, additional restrictions are imposed on dealings with federal, state or local government officials. There are also other public, as well as private, institutions that have established their own internal rules regarding the acceptance of gifts or entertainment. Lehman employees should become familiar with any such restrictions affecting those with whom they deal. (See Policies 9 and 10.)

         B. Embezzlement/Misuse Of Property

Employees are not permitted to take or make use of, steal, or knowingly misappropriate the property of the Firm or any client for the employee's own use, the use of another or for an improper or illegal purpose. Employees are not permitted to remove, sell, convey or dispose of any record, voucher, money or thing of value belonging to the Firm without the Firm's consent. No employee may destroy Firm property without permission. (See also Policy 4 and Policy 11.) Participation in unlawful activities or possession of illegal items or substances by an employee, whether on Firm property or business or not, jeopardizes the employee's position with the Firm.

         C. Confidential Information

Information regarding the Firm's clients, trade practices, systems, marketing or strategic plans, fees and revenues, and other knowledge may be made available to or acquired to some extent by persons who work for the Firm during the course of their employment.

Employees are not permitted to disclose or use, either during or subsequent to their employment by the Firm, any such information they receive or develop during Firm employment which is considered proprietary by the Firm or its clients. This includes, but is not limited to, information stored on any computer system as well as proprietary software developed by or for the Firm. In addition, an employee is not permitted to disclose information that relates to the Firm's knowledge base or operations, including, but not limited to, business processes, methods, compositions, improvements, inventions, discoveries or otherwise, or which the Firm, acting through any one or more of its employees or agents, has received in confidence from others. Until it is made public, any employee who possesses confidential information has an important responsibility to keep that information confidential within the Firm. Consistent with the foregoing, all confidential information concerning the Firm may be divulged internally only on a "need to know" basis. Furthermore, employees may not discuss confidential information with family, relatives, or business or social acquaintances. Employees must be discreet with this information and avoid communicating Firm matters in ways that are susceptible to interception or use by third parties. Firm matters should not be discussed in places where others may overhear, such as elevators (even on Firm property), restaurants, taxis, airplanes or other publicly accessible areas. Care should be exercised in the use of cellular telephones or other means of communication that are not secure.

No correspondence or literature designated "For Internal Use Only" or any inter-office memoranda, wires or other communications may be given or shown to any individual not associated with the Firm. Information available through any of the Firm's information delivery systems (such as client account information, proprietary or client positions, pricing information, and product descriptions) for use by employees in the conduct of the Firm's business cannot be shown or distributed to any individual not associated with the Firm without the prior written consent of the employee's Manager. See also Policy 4 on Intellectual Property.

Employees must never use the Firm's or a client's proprietary information for their own or any other person's financial benefit.

         D. Computer Resources and Computer Security

The Firm's computer resources are Firm assets. Computer resources include, but are not limited to, all of the Firm's processing hardware (mainframe, Sun/Sparc, Next, personal computers), software (applications that support business processes, operating systems, utility software), networks and networking applications (phone systems, voicemail, electronic mail), and associated documentation (policies, procedures, users manuals, etc.). The Firm expects all employees utilizing our computer and other electronic resources to observe the highest standard of professionalism at all times. This includes respecting and maintaining the integrity and security of all Firm computer and communication systems, and utilizing those systems only for the furtherance of Firm business. It also includes respecting the values of the Firm, and each individual within it, by creating and sending only appropriate business-related messages. To this end, the following policies and principles apply:

     16 Employees are responsible for ensuring the integrity and confidentiality of their unique user identification codes and passwords. Any suspected breach must be reported to appropriate management immediately.

     17 Employees are not permitted to access a computer without authorization or to exceed authorized access with the intent of securing information contained in the Firm's financial records or records concerning clients or other employees.

     18 Employees are expected to log out of systems that do not support an automated log out process, when leaving them unattended.

     19 Employees are not permitted to alter, damage or destroy information without authorization.

     20 An employee's misappropriation, destruction, misuse, abuse or unauthorized use of computer resources is prohibited.

     21 Employees may not obstruct the authorized use of a computer or information.

     22 Employees are not permitted to use the Firm's computer resources for personal gain.

     23 Computer programs developed by employees using the Firm's computer resources and developed within the scope of the employee's employment are the Firm's property. All rights to and use of such property are reserved by the Firm.

     24 The Firm reserves the right to monitor its computer resources in order to prevent their improper or unauthorized use.

     25 Access to systems, data, and software must be restricted to authorized personnel, preauthorized by an employee's Manager and consistent with his or her job responsibilities.

     26 Employees may not utilize electronic mail systems, the Internet, or other electronic facilities for non-business related communications, and must adhere to applicable supervisory and regulatory requirements when utilizing such systems as part of their business function. The viewing, downloading or accessing of sexually explicit material is strictly prohibited.

     27 All employees must comply with the restrictions pertaining to the use of computer software in Policy 4 herein.

XX. Policy 4 - Intellectual Property

         The Firm's intellectual property, whether owned by the Firm or licensed from others, is a valuable asset which employees must protect from unauthorized use or disclosure.

         A. Copyrights, Trademarks and Other Intellectual Property: Overview

The tangible expression of an individual's ideas and creative works is usually referred to as "intellectual property." Intellectual property includes such things as writings, videotapes, logos, trade names and trademarks, service marks, computer software and documentation, trade secrets and product lines -- in short, intellectual property is anything that results from ideas.

         B. Protecting the Firm's Intellectual Property

Employees are required to protect and preserve the Firm's intellectual property. In order to do so, employees are required to observe the following guidelines:

         28 Employees must treat the Firm's intellectual property as a trade secret; outside commercial or personal use is strictly prohibited. Any misappropriation of the Firm's assets will be treated as a theft. In order to protect a trade secret, the information must be properly secured and treated as confidential. If an employee needs to disclose any of the Firm's confidential business information to a third party in connection with a business transaction, the Legal & Compliance Department will supply a nondisclosure agreement for this purpose.

         29 Any intellectual property created on the Firm's time and/or using the Firm's resources is "work made for hire" under copyright law. All rights to such materials belong exclusively to the Firm and are generally to remain for internal use only. ONLY the Firm may register these materials or make the decision to disseminate them to others. Similarly, only the Firm may seek trademark protection for any name or other unique feature used in connection with any business, product, service or enterprise created on Firm time or using Firm resources. Employees should seek the assistance of the Legal & Compliance Department in obtaining trademark protection for the Firm in connection with any new name, logo or mark.

         30 The following copyright notice should appear on all materials and works produced at the Firm, other than internal memoranda and routine correspondence:

         31       (C) [year][name of Lehman company]. All rights reserved.

         32 Employees must obtain permission from Corporate Communications prior to using the Firm's name in marketing materials, press releases or press interviews.

         C. Protecting Others' Intellectual Property

Not all intellectual property in use at the Firm is owned by the Firm. Many computer software systems and programs are licensed from outside vendors. The vendors' licenses often restrict the manner in which their products can be used and contain certain obligations with regard to maintenance of the vendors' copyrights, trademarks and other proprietary rights notices. Such notices apply to manuals accompanying products, such as software and equipment.

Additionally, publications, manuals, newsletters, magazines and other similar materials produced by third parties outside the Firm are also similarly protected and, with limited exception, may not be duplicated without the express written permission of the publisher and/or owner of the materials. Employees must protect others' intellectual property, and use such property only in accordance with the rights expressly granted to the Firm.

As a general rule, U.S. copyright law makes it a federal crime to copy computer software or related documentation without the express authorization of the copyright owner. In addition, employees are not permitted to remove copyright notices from software or its documentation. Many other countries have similar laws protecting intellectual property, and employees should consult with local representatives of the Legal & Compliance Department before engaging in any activity discussed in this Policy.

Copying copyrighted software and issuing additional copies for use by other employees of the Firm or outside parties is PROHIBITED. Modification of vendor personal computer programs and telecommunication of personal computer programs (e.g., uploading software onto an electronic bulletin board system) is also PROHIBITED unless the Firm has been granted express rights to do so by the copyright owner. Failure to comply with software license agreements exposes the Firm to potential litigation, and any employee misconduct in connection therewith is considered as a basis for termination.

The shared use of copyrighted software in a multiple computer network is PROHIBITED unless such software is covered by a site or network license agreement. Thus, employees may not install software purchased personally on Firm equipment for use by co-workers or others without permission and the appropriate license agreement. The Legal & Compliance Department can assist employees in preparing, reviewing and/or negotiating license agreements.

Employees should treat all computer software, software documentation and related materials as Firm trade secrets. As such, outside commercial or personal use is strictly prohibited. Employees are prohibited from discussing or showing a non-Firm employee programs which the Firm licenses from third parties without prior written permission of the owner. Generally, as with Firm-owned property, intellectual property owned by others and licensed to the Firm is not to be resold, sublicensed, loaned, assigned, donated, taken home, copied or disclosed to third parties.

         D. Multimedia

The proliferation of new technologies has now made it possible to produce "multimedia" works, which may combine video, text, software and music. Many videos, films and musical compositions are protected by copyright law, and the rights to use clips or musical excerpts must be expressly granted by the owner. Also, obtaining the rights to use a film clip does not necessarily provide the right to use the underlying musical soundtrack, because the ownership rights may belong to different parties. In addition, the right to use someone's photograph or likeness is determined by state or local law, and these laws can vary substantially. Therefore, it is important to have all multimedia presentations reviewed by the Legal & Compliance Department before they are presented outside the Firm to assure that all licensing issues have been properly addressed.

XXI. Policy 5 - Fraud and Dishonesty

         Employees are prohibited from (i) falsifying or concealing any material fact where disclosure or recording of that information is required,
         (ii) making any fraudulent representation or statement, or (iii) making or using any document knowing it to contain a false statement or entry. Employees are prohibited from facilitating or attempting to facilitate a financial transaction involving the proceeds of unlawful activities. U.S. employees are not permitted to accept cash from clients and must report client currency transactions of more than $10,000 to governmental authorities. Employees working in other jurisdictions must comply with the regulations in those jurisdictions.

         A. False Statements

Employees are prohibited from:

     33 Falsifying or concealing any material fact where disclosure or recording of that information is required,

     34  Making any fraudulent statements or representations, or

     35 Making or using any writing or document knowing it to contain any false, fictitious or fraudulent statement or entry. See also Policy 11 with regard to maintenance of books and records.

         B. Money Laundering

In connection with United States anti-money laundering regulations, the Firm, as a financial institution, is required to report client currency transactions of more than $10,000 to governmental authorities. Employees must adhere to the regulations which apply to the jurisdiction in which they work. To implement U.S. regulation, the Firm has adopted the following policies:

     36 No deposit or payment in currency, as defined below, shall be accepted in any office.

               2 "Currency" is defined as the coin and paper money of the United States or of any other country that is designated as legal tender and that circulates and is customarily used and accepted as a medium of exchange in the country of issuance.

     37 When a current or prospective client attempts to deposit currency into his/her account, the appropriate employee(s) must promptly advise that the Firm does not accept cash, but will accept checks, cashier's checks, money orders or wire transfers.

     38 If a client's deposit consists of a series of cashier's checks, money orders or checks in bearer form (i.e., checks made payable to cash and endorsed in blank) which are each under $10,000 but collectively exceed $10,000, the employee must immediately notify his or her Manager and the Legal & Compliance Department in New York.

     39   No employee of the Firm, under any circumstances, may:

               3    take possession of any currency for a client;

               4 escort a client to a financial institution to convert currency to an acceptable means of deposit;

               5 facilitate, conceal, assist or otherwise engage in money laundering or assist in structuring transactions to evade currency reporting requirements;

               6 cause or attempt to cause the Firm or any other financial institution to fail to file a Currency Transaction Report ("CTR"); or

               7 cause or attempt to cause the Firm or any other financial institution to file a CTR that contains a material omission or misstatement of fact; or structure or assist in structuring, or attempt to structure or assist in structuring, a transaction or series of transactions to evade any currency reporting requirement.

     40 Monetary instruments which are transported into the United States may NOT be accepted by any office without a Social Security or Tax ID Number (when dealing with U.S. residents, nationals or citizens) and other satisfactory items of identification such as a valid passport, driver's license, bank account cards or credit cards.

     41   No employee of the Firm may:

               8 engage or assist in the structuring of any transaction to evade any currency or monetary reporting or record keeping requirement of the Bank Secrecy Act or any other law with similar objectives; or

               9 cause or attempt to cause the Firm or any other financial institution either to fail to file a Report of International Transportation of Currency or Monetary Instruments ("CMIR") with the Commissioner of Customs or to file a CMIR that contains a material omission or misstatement of fact.

In addition, employees are prohibited from knowingly facilitating or attempting to facilitate a financial transaction involving the proceeds of unlawful activities. Employees are further prohibited from transporting, transmitting or transferring or attempting to transport, transmit or transfer a monetary instrument or funds knowing they involve the proceeds of unlawful activity from a place in the United States to or through a place outside the United States or to a place in the United States from or through a place outside the United States. If an employee engages in the above activity either (i) intending to promote the carrying on of unlawful activity or (ii) knowing that the monetary instrument or funds involved in the transaction represent the proceeds of some form of unlawful activity and that such transaction is designed in whole or in part to conceal or disguise the nature, location, source, ownership or control of the proceeds of unlawful activity or to avoid a transaction reporting requirement, the employee may be subject to criminal penalties. If an employee observes financial activity that he or she regards as suspicious in nature, or that suggests unlawful activity as described above, the employee should alert a Legal & Compliance Department representative immediately.

Finally, employees in locations outside the United States should consult with their local Legal & Compliance Department representatives with regard to currency control or anti-money laundering regulations that may apply to the jurisdictions in which they work and live.

XXII. Policy 6 - Securities Transactions

         Employees are not permitted to (i) trade securities if in possession of material non-public information or (ii) disclose such information to others except on a "need to know" basis.

         A. Insider Trading and "Tipping" Others

Employees, whether on behalf of themselves, the Firm or others, are not permitted to buy or sell any security or property (or cause another person to do so) if the employee is in possession of "material" non-public information relating to the security, the issuer or the transaction.

Employees are also not permitted to disclose such information to a third party to use in securities transactions based upon this information (this is commonly referred to as "tipping").

     42 The definition of "material" information is highly subjective. The general test is whether such information would reasonably affect an investor's decision to buy or sell the securities or whether it would be likely to have a significant impact. Employees who have any questions about whether information is "material" in the context of a specific account, transaction or other matter should contact the Legal & Compliance Department.

         B. Transactions in Foreign Securities Markets

Transactions in foreign securities markets are subject to the policies and procedures described in this Policy. Certain jurisdictions may have stricter requirements than those discussed in this Policy, and employees should always consult with their local Legal & Compliance Department representatives with regard to such requirements.

         C. Trading in Firm Securities

It is prohibited for any employee to engage in any transaction in any securities of the Firm or any of its affiliates ("Firm Securities") at a time when he or she knows of material information with respect to the Firm or its affiliates not known to the general public. It is also illegal for a person with material non-public information to reveal that information to others for use in the trading of publicly traded securities or otherwise. Firm Securities include not only common shares but also preferred shares, warrants, debt securities and put and call options on common shares.

During certain periods, all purchases and sales of Firm Securities by employees may be restricted. Firm Securities generally cannot be purchased or sold the day earnings are released as well as the day preceding and the day following the announcement. Time restrictions of up to two days or more may be imposed following other significant announcements. In addition, during these restricted periods any open limit orders must be canceled by the employee. Failure to cancel such orders will result in the Firm's unilateral cancellation of any executed transactions at the employee's expense. (See the Personal Investment Policy for additional information and restrictions.)

         D. Investment Advisers Act of 1940; IMRO

Lehman Brothers Inc. and several of its affiliated companies are registered as investment advisers under the U.S. Investment Advisers Act of 1940 ("Advisers Act") and are members of the Investment Management Regulatory Organization ("IMRO") in the United Kingdom. In addition, certain other affiliates are registered as advisers under local rules in various jurisdictions (e.g., Lehman Brothers Global Asset Management K.K. in Japan, Fiduciaria

Lehman Brothers S.p.A. in Italy). Under the regulatory regimes that govern the conduct of an advisory business, an investment adviser is not permitted directly or indirectly to engage in any transaction, practice or course of business which operates as a fraud or deceit upon a client. Any favorable investment opportunity which is accepted by the adviser for its own account (or by an employee of the adviser for his or her own account if such employee either participates in or makes recommendations with respect to the purchase or sale of securities or supervises such employees and has access to the information) without disclosure to the adviser's clients may constitute such fraud or deceit. (See the Investment Advisory Business Code of Conduct and other policies for more detailed information and additional restrictions.)

In addition to the requirements imposed by the Advisers Act, IMRO and other similar regulatory regimes, the Firm is also bound by fiduciary obligations imposed by other statutes and case law. As a general rule, almost any personal benefit obtained by a fiduciary as the result of actions taken in a fiduciary capacity creates a potential conflict of interest and may constitute a fraud or deceit if not disclosed.

XXIII. Policy 7 - Trade Practices

          Employees must comply with the antitrust laws. Competitively sensitive or confidential information about the Firm and its customers must be safeguarded at all times.

          A. Antitrust Laws: Overview

The Firm expects its employees to compete aggressively in furthering the interests of the Firm. It also expects them to do so fairly, ethically and in a manner that fully complies with all applicable laws and regulations.

From an overview perspective, the antitrust laws can be summarized in a few basic rules:

     43 The antitrust laws generally prohibit any unreasonable restraint on a company's freedom of independent action in its business operations. Thus, any arrangement or understanding between competitors that restrains a firm from doing what it would otherwise be free to do raises potential antitrust issues.

     44 Any conduct or arrangement that has the purpose or effect of excluding a firm from a market, or part thereof, is suspect, as is any conduct or arrangement intended to control prices or output.

Some violations of the antitrust laws are felonies. The U.S. government may also seek civil injunctions. In addition, injured private parties may sue for threefold their actual damages stemming from any antitrust violation, plus an award of attorneys' fees and the costs of bringing suit. In light of all these considerations, antitrust compliance is extremely important to the Firm and all of its employees.

          B. Specific Conduct that Violates the Antitrust Laws

Under the Sherman Act, JOINT ACTIONS that UNREASONABLY restrain trade are prohibited. There are a number of arrangements that are considered so indefensible that they are automatically deemed to be unreasonable. There is no defense, justification or excuse of any kind that will change the conclusion that these actions are violations under the Sherman Act. The following are examples of arrangements that would be deemed per se violations of the Sherman
Act:

               1. Agreements Relating to Price

Agreements among competitors to raise, lower or stabilize prices or to fix the terms and conditions of sale to third parties are per se illegal.

Allocation of Products, Territories or Clients

     45 These per se offenses again require an agreement between two or more parties that they will not compete as to certain business. For example, competitors may not lawfully agree that only certain of them will solicit or bid on particular banking opportunities. This includes an agreement among competitors that only one or certain of them will submit bona fide bids, while others knowingly will make unrealistic bids. Similarly, competitors may not agree to divide or allocate markets geographically or by product. For example, it is per se illegal for competitors to agree that one company will concentrate its efforts on selling one type of product and another company will concentrate on selling a different product.

               2. Concerted Refusals to Deal

     46 A concerted refusal to deal or "group boycott" is another agreement that is per se illegal. This is an arrangement by which one competitor refuses to do business with a particular client or supplier on the understanding that his competitor will do likewise.

          C. Trade Association Activity; Discussions among Competitors

Trade association activities often benefit the association members, consumers and the public interest. However, membership in trade associations or in any group consisting of competitors presents heightened antitrust risks, if only because membership facilitates opportunities for improper collusion. Accordingly, under no circumstances should the following subjects be discussed at meetings without PRIOR approval by either association legal counsel or the Firm's legal staff:

          10 existing, past or future prices or any elements of price or pricing policies, including costs, credit terms and the like;

          11   any other terms and conditions of sales;

          12   existing, past or future profitability targets or market shares;

          13   individual company statistics, marketing practices and the like;

          14   individual competitors or clients; and

          15 coercive or abusive trade practices, including any activity that would tend to exclude or to control competition.

If an employee is in attendance at a meeting with competitors where one of these topics is raised, he or she should protest the discussion and, if that does not end the conversation, leave the meeting and require that his or her departure be noted in the minutes. The employee should also promptly notify the Legal & Compliance Department of this occurrence.

XXIV. Policy 8 - Treatment of Employees

          All employment decisions will be made without regard to race, color, religion, gender, national origin, veteran status, disability, age, citizenship, marital status, sexual orientation and any other prohibited basis under applicable local laws. Sexual and other unlawful harassment is strictly prohibited. The Firm is committed to maintaining a safe work environment in compliance with all applicable health, safety and environmental laws.

          A. Equal Employment Opportunity

Lehman Brothers Inc. and its affiliated companies (the "Firm") are committed to the principles of equal employment opportunity. The Firm will not discriminate against any employee or applicant because of race, color, religion, gender, national origin, veteran status, disability, age, citizenship, marital status, or sexual orientation or because of any other criteria prohibited under controlling federal, state or local law. The Firm will take affirmative action to ensure that applicants for employment, and employees during employment, are treated without regard to their race, color, religion, gender, national origin, veteran status or disability. All activities of the Firm including, but not limited to, recruiting and hiring, recruitment advertising, promotions and transfers, performance appraisals, training, job assignments, compensation, termination (including layoffs), benefits and other terms, conditions and privileges of employment will be administered on a non-discriminatory basis, consistent with all applicable federal, state and local requirements. An essential part of the Firm's equal employment opportunity policy is to provide a working environment for all employees that is free of harassment, intimidation or retaliation on any unlawful basis. Sexual harassment is expressly prohibited.

          B. Management Responsibility

All Managers are responsible for ensuring adherence to this policy. In addition, each Manager is responsible for communicating this policy to employees under his or her supervision as well as for supporting programs and practices designed to develop understanding of, commitment to and compliance with this policy. In the event that any Manager believes that a violation of this Policy has occurred or receives a report of a violation, he or she must contact the Human Resources representative for the appropriate business area.

          C. Procedures For Reporting Policy Violations

Employees or job applicants are encouraged to report violations of this policy. Employees should bring complaints to their immediate supervisors, or contact their business unit Human Resources representative. In the event that any Manager believes that a violation of this Policy has occurred or receives a report of a violation, he or she must contact the Human Resources representative for the appropriate business area. Retaliation against employees or applicants who report violations is strictly prohibited. In addition, employees and applicants are protected from coercion, intimidation, interference or discrimination for making a complaint or assisting in an investigation.

Investigations will be handled as discreetly as practicable, and appropriate corrective action will be taken whenever violations of these policies are determined to have occurred. Depending on the nature of the violation, the responsible individual(s) can be subject to disciplinary action up to and including termination.

Anyone interfering with or providing inaccurate information during an investigation may be subject to disciplinary action.

         D. Sexual Harassment

                  1. Policy

Lehman Brothers strictly prohibits sexual harassment. Managers who become aware of any incidents of inappropriate behavior as described in this policy should contact their business unit Human Resources representative or an Employee Relations Specialist.

                  2. Definition

Sexual harassment refers to verbal, physical or other behavior of a sexual nature that is not welcome, that is personally offensive, or that fails to respect the rights of others, thereby interfering with an employee's ability to do his or her job. It can occur in the office, at business meetings or business meals, or at private sites, wherever employees and/or other business affiliates (e.g., clients, applicants and vendors) meet.

Sexual harassment includes unwelcome sexual advances, requests for sexual favors, and other verbal, visual or physical conduct of a sexual nature. No supervisor or other employee shall threaten or insinuate, either explicitly or implicitly, that another employee's or applicant's or vendor's refusal to submit to sexual advances will affect any person's employment, job evaluation, wages, advancement, or any other terms, conditions or privileges of employment.

Sexual harassment also includes unwelcome sexual flirtations, advances or sexual propositions, subtle pressure or requests for sexual activities, unnecessary touching of an individual, graphic or verbal commentaries about an individual's body, sexually degrading words used to describe an individual, a display in the workplace of sexually suggestive objects or pictures (including, but not limited to, sexually explicit computer images), sexually offensive jokes, physical assault, or other conduct that has the purpose or effect of interfering with an individual's work performance or creating an intimidating, hostile or offensive working environment.

                  3. Management Responsibility

All Managers are responsible for ensuring adherence to this policy. In addition, each Manager is responsible for communicating this policy to employees under his or her supervision, as well as for supporting programs and practices designed to develop understanding of, commitment to and compliance with this policy.

Managers should avoid any conduct that would give the appearance of impropriety in relationships with their subordinates or with others over whom they have direct or indirect influence for purposes of employment decisions, such as compensation, advancement and continuing employment.

                  4. Procedures for Reporting Policy Violations

Employees are encouraged to report violations of this policy to their immediate supervisors, or contact their business unit Human Resources representative or an Employee Relations Specialist. Investigations of harassment complaints will be handled as discreetly as practicable, and appropriate corrective action will be taken whenever violations of these policies are determined to have occurred. Depending on the nature of the violation, the offending individual can be subject to disciplinary action up to and including termination. In addition, anyone interfering, or providing information that the individual knows to be inaccurate, during an investigation may be subject to disciplinary action, up to and including termination. Retaliation against employees or applicants who file a complaint or participate in an investigation is strictly prohibited.

         E. Safety, Health and the Environment

                  1. Policy

The Firm is committed to maintaining a healthy, safe work environment and to eliminating recognized safety and health hazards in the workplace.

Managers and employees are required to comply with all applicable health, safety and environmental laws of the jurisdiction in which they work, and all related Firm policies. In order to further workplace safety, all personnel are required to report any unsafe conditions, hazards, broken equipment or accidents to their Managers immediately.

                  2. Manager's Responsibility

In order to ensure that each individual business area meets Firm safety standards, Managers are expected to review employee work areas on a regular basis, and to take appropriate steps to maintain a safe, healthy and productive work environment.

Managers are required to report all work-related accidents to the Workers' Compensation reporting line at (800) 722-1919.

                  3. Individual Work Areas

Upon request, a representative in the Employee Relations Department will conduct a work station and equipment audit to ensure an optimal work environment. This audit may include assessment of the following: proper lighting and anti-glare screens (if necessary) to reduce glare, appropriate hardware, furniture and equipment to reduce fatigue.

                  4. Breaks From VDT Work

Employees are encouraged to take a fifteen minute "non-keying break" for every two hours of "heavy keying" activity. Heavy keying is defined as continuous, non-stop keying on a VDT. A non-keying break represents work-related activity that does not involve keying. The Firm also encourages micro-breaks for those who do heavy keying, including stretching, or resting from keying activity. If you have any questions regarding appropriate breaks with respect to this policy, please call the WFC Medical Department or Corporate Human Resources Employee Relations Department.

XXV. Policy 9 - Dealing With The U.S. Government And Outside People And Organizations

         Employees are not permitted to make any false statements or give, offer or promise payments, gifts or anything of value to any regulatory entity or governmental authority. Employees are not permitted to obstruct, delay or prevent a criminal or other governmental or self-regulatory organization investigation. In addition, employees must comply with and ensure that the Firm complies with the tax laws. Communications or actions attributed to the Firm can be potentially damaging to the Firm or its reputation. Therefore, employees should refrain from communicating information to the public or the media about Firm matters until they discuss such information or actions with local representatives of the Legal & Compliance or Corporate Communications Department. Employees must abide by all relevant policies and laws when communicating with government officials or regulatory authorities.

         A. Federal Procurement Act (U.S. Government Contractors)

Employees are strictly prohibited from knowingly executing or attempting to execute any scheme or artifice with the intent to (i) defraud the United States or (ii) obtain money or property by means of false or fraudulent pretenses, representations or promises in any procurement of property or services as a prime contractor with the United States or as a subcontractor or supplier on a contract in which there is a prime contract with the United States.

         B. Accepting/Giving Gifts

Regardless of the amount, giving, offering or promising payments, gifts or anything of value to governmental officials and/or governmental personnel, either directly or indirectly, with the intent to improperly influence or obtain an official act is prohibited. The activities of most governmental personnel regarding these matters are regulated by strict rules. Employees are prohibited from encouraging the violation of or participating in the violation of the rules that regulate these governmental activities. Any employee who deals with government officials as part of his or her employment is responsible for familiarizing himself or herself with and abiding by all relevant laws and regulations.

         C. Obstruction of Criminal Investigations

Employees are not permitted to obstruct, delay or prevent any person from communicating with any criminal investigator regarding a criminal violation.

Employees of a financial institution are prohibited from directly or indirectly notifying any third party about the existence or contents of a criminal subpoena or other similar order for records of that financial institution, other than any client whose account may be the subject of such subpoena or order.

         D. Lobbying

Federal law regulates contact by individuals or entities with federal legislative or executive officials or employees where the purpose is to guide or influence the outcome of any rule-making or decision-making process, even where the contact is completely appropriate. Employees having such contacts must report them to the Firm's Government Affairs Department. Additionally, state or local law may require the registration of, or otherwise impose limits on, those who have contact with state or local officials for the purpose of conducting or influencing decisions concerning state business, including financial activities. Any individual having such contact should consult the Legal & Compliance Department for guidance.

         E. Tax Violations

The Firm and its employees, whether acting on behalf of the Firm or individually, are not permitted to attempt to evade taxes or the payment of taxes. Neither should employees solicit clients on the basis of nor actively participate in assisting clients in attempting to evade the tax laws. The Firm and its employees, whether acting on behalf of the Firm or individually, are not permitted to (i) make false statements to local tax authorities regarding any matter, (ii) file fraudulent returns, statements, lists or other documents,
(iii) conceal property or withhold records from local tax authorities, (iv) willfully fail to file tax returns, keep required records or supply information to local tax authorities, or (v) willfully fail to collect, account for or pay a tax. To comply with Internal Revenue Service regulations, the Firm requires that prizes awarded by Lehman Brothers Inc. (or any of its U.S. affiliates) to employees in connection with business-related contests and promotions be reported to the Payroll Department for inclusion in the employee's reportable income.

The Firm has additional tax obligations to its employees and local tax authorities. For example, it must provide wage statements to its employees, collect and deposit income and employment taxes and obtain licenses for the collection of foreign payment of interest or dividends.

In addition to complying with the tax laws, employees must cooperate fully with any regulatory entity or governmental authority. Moreover, employees may not interfere with the administration of the tax laws (e.g., bribing a tax agent). To this end, employees are required to respond immediately to inquiries from a tax authority, including summons to testify or produce books, accounts, records, memoranda or other papers.

         F. Disclosures to Governmental or Regulatory Authorities

As a general rule, (i) written and telephone inquiries from regulatory entities or governmental authorities, (ii) information requests whether made in person or otherwise by authorized representatives thereof, and (iii) subpoenas or similar orders issued by regulatory entities or governmental authorities must be referred to the Legal & Compliance Department immediately and before responsive action is taken.

Any employee receiving written or mailed inquiries or legal documents should immediately forward the original correspondence, together with the envelope in which it was delivered, to the Legal and Compliance Department. Any employee receiving a telephone request should obtain the name, telephone number and affiliation of the caller, and refer the caller to the Legal & Compliance Department.

Any employee visited by a representative of a regulatory entity or federal or state authority should politely request the representative's name, affiliation, purpose of the visit and identification card or badge, and then immediately contact the Legal & Compliance Department. Recognizing the need for employees to act in an open and cooperative manner in responding to regulatory inquiries, it is nevertheless essential that such responses be based on sound legal and regulatory guidance. Thus, employees are not permitted to respond to such inquiries or provide information to visiting inspectors until the employee receives advice from the Legal & Compliance Department. Similarly, employees are not normally permitted to contact any regulatory entity or any governmental authority on behalf of the Firm without prior approval of the Legal & Compliance Department. (See also Policy 1 above for further information on reporting violations.)

For those employees outside of the Legal & Compliance Department who deal with regulatory entities and governmental authorities on a routine basis as part of their job function, referral to the Legal & Compliance Department is appropriate where an inquiry or contact is out of the ordinary course of business or involves a potential legal or disciplinary action of any kind.

         G. Legal Inquiries

As is the case with inquiries from governmental or regulatory authorities, all inquiries or documents received from any attorney or legal representative not affiliated with the Firm must be directed immediately to the Legal & Compliance Department. Any written complaint from a client, customer or member of the public must be immediately forwarded to the Legal & Compliance Department.

          H. Political Contributions and Related Activities

     47 The Firm itself may take a public stand on issues pertaining to its business operations. However, direct or indirect political contributions by the Firm with respect to federal elections in the United States violate federal law. The Federal Election Campaign Act in the United States permits the Firm to maintain a Political Action Committee (PAC) funded by employee contributions which may make political contributions to candidates at the FEDERAL level. Prior approval is required before any such contributions can be made or promised by any employee. Participation in the Political Action Committee is voluntary; no employee will be rewarded or penalized because of participation or lack of participation in the PAC or in any legal political activity.

     48 Lehman Brothers Holdings Inc., its subsidiaries and its PAC are generally prohibited from making or soliciting political contributions at the STATE OR LOCAL LEVEL in the United States. Notwithstanding this general prohibition, any of the above may contribute to state legislative officials and candidates who do not also act in an executive capacity and whose position does not award, influence the awarding of or appoint the officials who award municipal finance business. All requests for such contributions must be reviewed and approved in advance by the Legal & Compliance Department, Government Affairs and the PAC Treasurer in accordance with established Firm procedures for pre-clearing all political contributions.

     49 In no event may any employee make or solicit political contributions for the purpose of influencing or inducing the obtaining or retaining of municipal finance business. Certain categories of employees, however, have additional restrictions placed on them, as more fully described below and in the Lehman Brothers Political Contributions Policy.

PROFESSIONAL EMPLOYEES IN PUBLIC FINANCE, MUNICIPAL BOND SALES, MUNICIPAL UNDERWRITING, MUNICIPAL TRADING, MUNICIPAL RESEARCH, MUNICIPAL DERIVATIVES, AND MUNICIPAL OPERATIONS/TRADING SERVICES, their direct and indirect supervisors, other employees who are compensated by the Firm for soliciting municipal finance business (e.g., brokers who receive finder's fees) and their direct supervisors, and all members of the Firm's Operating Committee are generally prohibited from making, directing or soliciting political contributions to or on behalf of state or local officials or candidates for office. As a limited exception, such persons may make contributions to state or local officials or candidates for such office for whom such employees are entitled to vote and which contributions, in total, do not exceed $250 per candidate or official, per election. In addition, certain spousal/household record keeping and certification procedures are required.

MANAGING DIRECTORS AND OTHER EQUIVALENT SENIOR OFFICERS OF THE FIRM (other than those described above) may not make, direct or solicit others to make political contributions in excess of $250 per candidate per election to state and local officials and candidates for office in the United States unless they have received pre-clearance from the Firm's designated compliance officer. Certain record keeping and certification procedures are also required.

ALL OTHER OFFICERS OF THE FIRM not described in the previous two categories are required to retain complete and accurate records of all United States political contributions that they solicit, direct or make to or on behalf of state or local officials and candidates for office and disclose any contributions that exceed $250 per candidate per year to the Firm upon request.

U.S. EMPLOYEES THAT ARE STATIONED OUTSIDE THE UNITED STATES and are, for compensation purposes, treated as "ex-pats," are also subject to the Political Contributions Policy. All other employees in locations outside the United States should consult with their local Legal & Compliance Department representatives with regard to regulations that may apply to the jurisdiction(s) in which they work and live.

Employees, REGARDLESS OF THEIR LOCATION, engaged in personal political activity (e.g., election campaign work, solicitation of contributions) must not attribute this activity to the Firm. Therefore, such activities may not be conducted during business hours. In addition, to avoid legal difficulties, Firm facilities, personnel, property and resources must not be used. A "political contribution" includes: payments, gifts, loans, advances or solicitations of such contributions, whether direct or indirect, for use in connection with a political campaign; contributions of goods or services to a campaign, including, but not limited to, the use of Firm personnel, the Firm's name, facilities, property and resources, employee work time, and serving on any campaign committee (whether or not a fund raising committee); and contributions to inaugural and transition committees and position papers prepared in connection with a campaign for political office. Contributions to national political parties in the United States are permitted, unless such contributions are directed to or made for the specific benefit of a state or local official or candidate, or with the purpose of influencing or inducing the obtaining or retaining of municipal finance business.

All employees in the United States have received a copy of the Political Contributions Policy which provides additional guidance and detailed procedures for record keeping, certification and reporting. Violation of the Policy will subject the individual involved to disciplinary action, so it is important that each employee carefully review the Policy. Questions should be directed to the Legal & Compliance Department.

          I. Dealing with the Media

The Firm's focus on serving and protecting the best interests of our clients and customers, and its interest in accurately portraying its public activities, requires the Firm to maintain a coordinated approach to all activities affecting the external perception of the Firm, including media contacts and public appearances. In the first instance, all media calls or contacts should be referred to the Director of Corporate Communications.

Employees may not speak to a member of the media unless previously authorized to do so by the Operating Committee member responsible for the employee's business unit and the Director of Corporate Communications. All individuals whose communications have been approved must restrict their comments to their specific area of expertise (e.g., economic outlook, market conditions, product-specific information).

The following topics should not be discussed with the media, even during a generally authorized contact, without the prior approval of the specific content to be discussed by the Director of Corporate Communications:

     50   Client relationships

     51   Trading information

     52   Rumors

     53   Matters of litigation/arbitration involving the Firm

     54   Regulatory matters involving the Firm

     55   Proprietary information

     56   Firm policy or strategy

     57   Human Resources issues

     58   Areas beyond the employee's assigned area of expertise

If you are asked about any of these topics, politely explain that it is inappropriate for you to comment and refer them to the Director of Corporate Communications. Be sure to inform the Director of the contact as soon as possible. It should be noted that officers outside the United States may have supplemental media relations policies that are subject to the approval of the Operating Committee Member responsible for each particular office/region and are not inconsistent with this Policy. Employees should check with their local Corporate Communications representative for further information.

XXVI. Policy 10 - Dealings with Foreign Government Officials

          Employees are not permitted to offer, promise or pay, directly or through an intermediary, money or anything of value to foreign government officials, foreign political parties, party officials or political candidates in order to assist the Firm in obtaining or retaining business.

          A. Gifts and Payments

The U.S. Foreign Corrupt Practices Act makes it a crime for any (i) individual citizen, national or resident of the United States (or a territory or possession), (ii) corporation, partnership, association, organization, sole proprietorship or similar entity with its principal place of business in the United States (each a "Domestic Concern"), or (iii) officer, director, employee, agent or stockholder of any Domestic Concern, to offer, pay, promise to pay or authorize the payment of any money, gift or anything of value to a foreign official, foreign political party or official thereof, any candidate for foreign political office, or to any other person while KNOWING that all or a portion of such money or thing of value will be offered, given or promised to any of the above, for the purpose of influencing or inducing any act, decision, omission or violation of lawful duty by such foreign official or foreign government (or instrumentality thereof), or foreign party, party official or candidate, in order to assist such Domestic Concern in obtaining or retaining business for or with, or directing business to, any person.

The Foreign Corrupt Practices Act exempts any payment to a foreign official, political party or candidate the purpose of which is to expedite or secure the performance of a "routine governmental action." A routine governmental action is one which is ordinarily and commonly performed by a foreign official such as (i) obtaining permits, licenses or other documentation to qualify a person to do business in a foreign country, (ii) processing papers such as visas and work orders, (iii) providing police protection, mail pick-up and delivery, or scheduling inspections associated with contract performance or transit of goods, and (iv) providing phone service, power and water supply, loading and unloading cargo or protecting perishable goods from deterioration. It does NOT include any action taken by a foreign official to encourage, or a decision by a foreign official whether, or on what terms, to award new business to or to continue business with a particular counterparty.

Although not barred by the Foreign Corrupt Practices Act, the Firm nevertheless strongly discourages expediting payments and permits them only as an extraordinary measure of last resort to stop damaging delays and refusals by government officials to do their duty.

The exceptional circumstances that make expediting payments permissible must meet all of the following criteria:

     59 The action the Firm seeks is legal but has been refused or delayed unjustifiably.

     60 All reasonable efforts have been made to obtain action without payment.

     61 The payment is not to obtain or retain business or to influence legislation or regulations.

     62   The payment is not substantial.

     63 The transaction is accurately described in the Firm's books and records in accordance with internal guidelines and policies.

     64 A report on the payment and subsequent transactions is furnished to the Corporate Audit Department so that it may be reported at least annually to the Audit Committee of the Board of Directors.

Any payment over $100 (or its foreign currency equivalent) or a smaller amount considered substantial under the circumstances must be approved in advance by the Operating Committee member responsible for the business unit. Approval may be granted only:

     65 when the payment is appropriate with respect to the damage that will be caused if official action is refused or extensively delayed; and

     66 after consultation with the Chief Legal Officer, a Deputy General Counsel or the Director of Compliance in New York.

Managers at all levels must enforce procedures and policies related to expediting payments. Payments should be accounted for in accordance with the Firm's accounting guidelines. Payments made for the Firm by non-employees also must be reported, such as a payment by a vendor at the behest of the Firm to obtain official approval to sell equipment to the Firm.

          B. Trading with the Enemy

Employees, regardless of their location or the Lehman company by whom they are employed, are strictly prohibited from engaging in any of the following transactions or activities without the prior written approval of the Legal & Compliance Department:

     67 initiating or participating in any purchase, sale or transaction involving securities, currency or other financial instruments including but not limited to certificates of deposit, bank instruments, commercial paper, futures contracts, options, forward contracts, stand-by agreements, guarantees or repurchase agreements with or on behalf of any government, corporation or citizen of an embargoed country or other specifically designated nationals (collectively referred to as "Restricted Persons");

     68 extending or arranging for any loans, extensions of credit or other financial transactions to or on behalf of any Restricted Person;

     69 acting in a consulting or advisory capacity on behalf of any Restricted Person;

     70 providing asset management or similar services to any Restricted Person; or

     71 entering into any agreement involving the purchase, sale, export or import of any goods or services of Restricted Persons, including but not limited to agreements involving the physical delivery of commodities or other products.

As a general rule, employees are prohibited from dealing, directly or indirectly, with Restricted Persons. A list of Restricted Persons may be obtained from the Legal & Compliance Department. If an employee becomes aware that a Restricted Person, or a party he or she suspects to be a Restricted Person, is interested in a transaction, the employee should refrain from any involvement in the transaction until the legal status of the transaction has been determined in consultation with the Legal & Compliance Department.

In situations involving potential application of the laws of more than one nation, please contact the Legal & Compliance Department for advice before taking any action.

XXVII. Policy 11 - Books and Records

          Accounting controls and standards should assure that the Firm's transactions are materially, fairly and completely recorded. Employees are prohibited from falsifying or causing others to falsify any financial documentation or data and from destroying any document or data that is potentially relevant to a violation of law or a government investigation.

          A. Accurate Accounting and Documentation

Each employee involved in the preparation of the Firm's financial statements must prepare those statements in accordance with Generally Accepted Accounting Principles, consistently applied, and any other applicable accounting standards and rules so that the financial statements materially, fairly and completely reflect the business transactions and financial condition of the Firm. Further, it is important that financial statements and related disclosures are free of material errors. In particular, Firm policy prohibits any employee from knowingly making or causing others to make a materially misleading, incomplete or false statement to an accountant or an attorney in connection with an audit or any filing with any governmental or regulatory entity (such as the New York Stock Exchange, the Securities and Exchange Commission or the Securities and Futures Authority).

Firm policy also prohibits any employee from directly or indirectly falsifying or causing others to falsify any company or client documentation. In addition, an employee must not omit or cause others to omit any material fact that is necessary to prevent a statement made in connection with any audit, filing or examination of the Firm's financial statements from being misleading. Employees are prohibited from opening or maintaining any undisclosed corporate account, fund or asset. Employees are also prohibited from opening or maintaining an account for a misleading purpose.

          B. Record Retention

The Firm has a detailed Record Management Program which has established procedures for the retention, storage, retrieval and destruction of all records, including all paper, microfilm, microfiche, computer files and other information media created or received by the Firm. Records Retention Schedules prescribe the period of time for which records will be retained -- both on-site and off-site -- for business, compliance, legal, tax or historical reasons. When these needs have been met, the records are promptly and properly destroyed. The Record Retention Committee provides guidance and direction to ensure that records retained satisfy the Firm's business, regulatory and tax needs. Except under exceptional circumstances, the approved Schedules are the sole authority for the retention of Lehman Brothers records. There is one Schedule for each department or work group, and each department has at least one Manager and one representative responsible for implementation of its Schedule. The destruction of records itemized on any Schedule is handled by the Records Manager, or his designee, after approval by the Record Retention Committee.

In addition, destruction or falsification of any document that is potentially relevant to a violation of law or a government investigation may lead to prosecution for obstruction of justice. Therefore, if an employee has reason to believe that a violation of the law has been committed or that a government investigation is about to be commenced, he or she must retain all records (including computer records) that could be relevant to an investigation of the matter, whether conducted by the Firm or by a governmental authority. Questions with regard to destruction of documents in this context should be directed to the Legal & Compliance Department.

                                 LEHMAN BROTHERS

                           PERSONAL INVESTMENT POLICY

APPLICATION OF LEHMAN BROTHERS PERSONAL INVESTMENT POLICY                                     1

GENERAL POLICY STATEMENT                                                                      2

GENERAL POLICY STATEMENT                                                                      2

GENERAL RESTRICTIONS                                                                          2

INSIDE INFORMATION                                                                            2

RESTRICTIONS ON THE EXTENT OF PERSONAL INVESTMENTS                                            2

QUALIFYING CRITERIA                                                                           3

ACCOUNT PROCEDURES                                                                            3

ACCOUNT LOCATION                                                                              3

COVERED TRANSACTIONS                                                                          4

PRIOR APPROVAL                                                                                4

HOLDING PERIOD                                                                                4

EMPLOYEE ACCOUNTS                                                                             5

DUPLICATE CONFIRMATIONS AND STATEMENTS                                                        5

INVESTMENT DISCRETION                                                                         6

SANCTIONS                                                                                     6

SPECIFIC INVESTMENT RESTRICTIONS                                                              6

EXCEPTIONS                                                                                    6

FUTURES AND FORWARD CONTRACTS                                                                 6

HEDGE FUNDS, LIMITED PARTNERSHIPS, CLOSELY HELD CORPORATIONS AND OTHER PRIVATE INVESTMENTS    6

INDEX PRODUCTS                                                                                7

LEHMAN BROTHERS SECURITIES                                                                    7

OPTIONS                                                                                       9

REGISTERED PUBLIC OFFERINGS                                                                   9

RESTRICTED LIST SECURITIES                                                                    9

SHORT SALES                                                                                  10

STOP LOSS ORDERS / GOOD UNTIL CANCELED ("GTC") ORDERS                                        10

ADDITIONAL RESTRICTIONS OR PROCEDURES BY BUSINESS UNIT                                       11

EQUITIES                                                                                     11

EQUITY RESEARCH                                                                              11

EXCHANGE FLOOR PERSONNEL                                                                     11

FIXED INCOME DIVISION                                                                        11

HIGH YIELD SALES, TRADING AND RESEARCH                                                       12

INSTITUTIONAL AND RETAIL OPTIONS                                                             12

INVESTMENT BANKING, PRIVATE EQUITY, AND PUBLIC FINANCE                                       12
      Approval Procedures                                                                    12
      Prohibited Transactions                                                                13

LONG TERM DISABILITY (LTD)                                                                   14

OPERATING COMMITTEE [AND OTHER INVESTMENT BANKING-RELATED COMMITTEES'] MEMBERS               14

OPERATIONS & CORPORATE SERVICES DIVISION                                                     15

OTC AND INTERNATIONAL TRADING                                                                15

PRIVATE CLIENT SERVICES - GENERAL                                                            15

PRIVATE CLIENT SERVICES - REGISTERED ASSET MANAGEMENT AND INVESTMENT ADVISORY PERSONNEL      15

SUPERVISORY AND ADMINISTRATIVE PERSONNEL                                                     15

SYNDICATE DEPARTMENTS                                                                        15

EMPLOYEE PERSONAL INVESTMENT POLICY PRE-APPROVAL AND EXCEPTION FORM                          17

PERSONAL INVESTMENT CONTACTS                                                                  1

XXVIII. Application of Lehman Brothers Personal Investment Policy

The Lehman Brothers Personal Investment Policy (the "Policy") applies to transactions in ALL EMPLOYEE AND EMPLOYEE-RELATED BROKERAGE ACCOUNTS regardless of the employee's department or job function. This Policy should be read in conjunction with the relevant supplement for employees residing in Europe.

As used below, an EMPLOYEE ACCOUNT is defined as an account in the name of the employee or an account in which the employee has a beneficial or controlling interest. An EMPLOYEE-RELATED ACCOUNT is defined as an account in the name of the spouse, domestic partner or minor children of the employee, or any other person who lives with the employee or to whom the employee provides material financial support, and any account in which any of such persons have a beneficial or controlling interest. For purposes of this document, all references to "employee accounts" will include employee-related accounts. All references to "employee transaction(s)," "employee purchase(s)" and "employee sale(s)" shall include transactions in employee-related accounts.

A BROKERAGE ACCOUNT, for this purpose, is any account at any broker-dealer, bank or other entity in which securities other than open-end mutual funds may be purchased. It does not include checking and savings accounts, open-end mutual funds held directly with an issuer, or automatic dividend reinvestment programs offered directly by an issuer to existing shareholders if purchases are made according to a pre-set agreement. Other purchases of shares directly from an issuer are subject to the prior approval and holding period requirements. The Firm must receive copies of documents confirming such transactions.

The Policy is meant to augment, rather than supersede, all other policies, rules, regulations and laws to which employees may be subject, and should be applied in this context. Failure to abide by the Policy and other applicable policies may subject an employee to disciplinary action, including termination.

XXIX.

General Policy Statement

Lehman Brothers is committed to maintaining the highest standards of integrity. The Policy has been adopted to minimize potential conflicts of interest, avoid legal and regulatory problems, and to keep the business of our clients and the Firm our primary focus during the trading day. In furtherance of these goals, the Policy promotes investment, rather than trading, among Lehman employees. The Policy has four main components:

    72 First, other than as set forth herein, employee transactions generally may not be effected in any security, commodity or futures contract (or any related investment, e.g., options, warrants) for which the employee has trading, investment banking/origination, or credit responsibilities for the Firm. Specific business areas may, in conjunction with the Compliance Department, implement more stringent or specific guidelines to reflect particular needs or characteristics of their businesses. (Please refer to Additional Restrictions or Procedures by Business Unit.)

    73 Second, all covered employee accounts must reside at the Firm or Fidelity Investments (Charles Schwab & Co. or Charles Stanley & Co. for Europe and Asia) unless the employee is entitled to and granted an exemption under the Policy by the Compliance Department.

    74 Third, all covered transactions must be pre-approved by a designated divisional Personal Investment Officer (PIO.).

    75 Finally, all covered transactions, with the exception of Lehman Brothers Securities, are subject to a minimum fourteen (14) calendar day holding period, unless a waiver is obtained pursuant to the Policy. The holding period calculation commences on trade date. (Securities issued by Lehman Brothers must be held for six months.)

XXX. General Restrictions

         A. Inside Information

Under no circumstances may employee transactions be effected on the basis of material non-public ("inside") information or on the basis of proprietary customer information, such as knowledge of a pending order. Employees in possession of material non-public or proprietary information must refrain from trading until such time as the information becomes public. Any employee who is unsure whether he or she is in possession of information that would preclude trading in securities of a particular issuer should contact the Compliance Department for clarification before requesting any transaction in a security of the issuer. This prohibition applies even when the employee has no trading or other responsibilities with respect to the security or other instrument for which he or she is requesting approval to purchase or sell. Employees are further reminded that it is a violation of their obligations to the Firm and its clients to pass on material non-public or proprietary information to others who may trade on it. The general test for materiality of information is whether the information can be reasonably expected to affect a person's decision to buy or sell an investment. Such information may be shared only with others within the Firm, and even then only on a "need to know" basis.

         B. Restrictions on the Extent of Personal Investments

Because employees are expected to devote their workdays to serving the interests of the Firm, any personal investment activities, which may be unduly distracting, are of concern to the Firm.

Therefore, active personal short-term trading by employees is strongly discouraged. Personal Investment Officers will monitor the investments in employee and employee-related accounts and will produce activity reports summarizing, for each employee, the number of trades executed over a period of time. These reports will be distributed to senior management for review (as requested). If, in the judgment of senior management, any employee is trading excessively relative to their particular situation, management reserves the right, at its sole discretion, to impose restrictions on the frequency of trading that the individual may conduct.

Also, investment activities, which represent a high degree of financial risk to an individual, can be a source of distraction from the employee's duties to the Firm and, therefore, are strongly discouraged. The Personal Investment Officer will bring to the attention of senior management situations which may represent an undue amount of risk.

         C. Qualifying Criteria

The Firm may, at its discretion, set parameters or qualifications or otherwise restrict eligibility for transactions in certain classes of securities (e.g., options, initial positions in speculative securities).

XXXI. Account Procedures

         A. Account Location

All employee and employee-related accounts must be maintained with a Lehman Brothers Private Client Services Investment Representative at a retail branch office or at Fidelity Investments, unless an exception has been approved by the Compliance Department. Exceptions are available only in limited circumstances and will generally be granted only where:

    76 An employee's spouse or domestic partner maintains a self-directed employee or employee-related account and is required to maintain such account at a designated entity in accordance with the policies of his or her employer;

    77 An employee or related person formally grants investment discretion to a registered representative of a broker-dealer, a registered investment advisor or a trust department of a commercial bank or trust company, does not participate in any investment decision for the account and is not informed of any transaction until after it has been effected; or

    78 A non-U.S.-based employee maintains an account at a Lehman Brothers-designated brokerage firm i.e., Charles Schwab & Company.

If permission to maintain an account outside the Firm is granted, the Compliance Department will direct the firm holding the account, in writing (via a Rule 407 Letter), to provide copies of all statements and confirmations to the employee's Personal Investment Officer (the "PIO") and the Legal Department, and must comply with any other requests or restrictions placed on the account. These arrangements must also be made with respect to accounts held by a non-U.S.-based employee at a Lehman Brothers-designated brokerage firm.

Within Lehman Brothers, employees must place all orders through Lehman Brothers Investment Representatives located in a Private Client Services branch office or with Fidelity Investments, and may not under any circumstances act as their own brokers. However, Lehman Brothers Investment Representatives are permitted to handle their own accounts. In addition, employees may not enter orders directly with market makers, floor brokers or institutional sales and trading personnel.

Note: Fidelity Investments has a blanket Rule 407 Letter on file which covers all accounts opened by Lehman Brothers employees, as well as any employee-related accounts. This letter allows all U.S. Lehman employees to maintain accounts at Fidelity, and excludes them from obtaining individual Rule 407 Letters when completing the new account paperwork.

         B.       Covered Transactions

For purposes of the prior approval requirement, "covered transactions" does not include purchases of the following securities and investment instruments (unless the employee has trading or other responsibilities for these securities):

    79   Certificates of deposit

    80   Mutual funds

    81 Money market funds/SAVRS/money market preferred securities e.g., discount notes issued by FNMA, FHLB, FHLMC

    82 United States Treasury securities/United States Agency securities/reverse repurchase agreements

    83 For foreign locations, local non-U.S. equivalents of the above as identified by the local Compliance Department e.g., Japanese Government Bonds.

With the exception of the above, all other securities or investments are "covered transactions" and subject to the fourteen (14) day holding period and pre-approval requirement. As further explained in the Policy, employees generally may not engage in transactions in securities for which the employee has banking, origination, credit or trading responsibilities regardless of whether prior approval of transactions in these securities is otherwise required. In addition, prior approval will be denied if any type of conflict or potential conflict exists, or if the transaction is otherwise contrary to the spirit and intent of the Policy.

         C. Prior Approval

Employees, and any other party named in an employee-related account, MUST OBTAIN APPROVAL FROM HIS OR HER DESIGNATED DIVISIONAL PIO PRIOR to engaging in covered transactions for either their own accounts or employee-related accounts. The initial inquiry and PIOs approval may be verbal; a completed and signed Pre-Approval and Exception Form should be returned by the end of the day, and in no event later than the settlement date, to be retained by the PIO. Completed Pre-Approval and Exception Forms forwarded via electronic mail will be deemed acceptable. Confirmation by return mail will be evidence of receipt. Any exceptions identified by the respective PIO will be noted in the return mail, or by verbal communication. Before granting approval, it is the obligation of the PIO to satisfy himself or herself that the proposed transaction conforms with this Policy in all respects and otherwise poses no conflict of interest or appearance of impropriety. PIOs should verbally confirm all representations required in the Pre-Approval and Exception Form before approving any transaction, and must review the completed Pre-Approval and Exception Form for accuracy.

         D. Holding Period

Employee purchases of securities or other investments, with the exception of Lehman Brothers Securities, must be held for a minimum period of fourteen (14) calendar days, excluding certificates of deposit, unit investment trusts, money market and other open-end mutual funds, SAVRS, money market preferred securities and U.S. Treasury Securities. (See discussion of "Lehman Brothers Securities" below.)

Even in the few instances in which the holding period is not strictly applicable, employees are reminded that their activities should be consistent with investment, rather than speculation or trading. The Firm reserves the right to curtail any activity that violates the spirit of this Policy. In cases of financial hardship, emergency, change in investment objectives, or a significant (20% or more) market gain and/or loss, requests to sell a security, commodity, future or related instrument (collectively, an "investment") prior to the expiration of the fourteen-day holding period may be entertained by your PIO prior to entry of any transaction on a case-by-case basis. The reason for any such request must be stated in the area provided on the Pre-Approval and Exception Form.

Note: The exception available in the case of a 20% or more appreciation/decline in the value of a security will NOT be granted in the case of any security issued by Lehman Brothers. See discussion of "Lehman Brothers Securities" below.

    84 In the case of a security, the appreciation/decline is to be measured by computing the difference between the employee's purchase price and the current market value of the security.

    85 In the case of futures and forward contracts, the decline is to be measured by computing the difference between the employee's purchase price and the value of the underlying commodity or interest.

    86 An exception granted based upon the above must be documented on a Pre-Approval and Exception Form.

         E. Employee Accounts

All employee and employee-related accounts maintained at Lehman Brothers must be coded as such. For accounts opened or transferred to Fidelity Investments, employees are responsible for directing that their accounts be coded in the proper manner, i.e., Lehman Brothers employee or employee-related.

Note: Employee accounts maintained at Lehman Brothers and Fidelity Investments are not required to be coded with "interested party" information.

         F. Duplicate Confirmations and Statements

The employee's PIO MUST be coded to receive duplicate statements for the employee's account and all employee-related accounts that are maintained away from either Lehman Brothers or Fidelity Investments (Charles Schwab & Company for Europe and Asia.) The PIO must review account activity to ascertain that pre-approval has in all cases been granted when required, that the fourteen-day holding period has been observed and that the Policy has not otherwise been violated. Review of these items is to be evidenced by initialing each monthly statement. These records, as well as all Pre-Approval and Exception Forms, are to be retained by the PIO in a central file for a minimum period of one-year on-site. Additionally, the Legal Department must be coded to receive duplicate confirmations which should be reviewed and compared with Pre-Approval and Exception Forms, but may be retained or discarded after use.

         G. Investment Discretion

Employees and employee-related accounts, who have formally granted investment discretion over the account to a registered representative at another broker-dealer, a registered investment advisor or a trust department of a bank or trust company, with the prior approval of the Compliance Department, are NOT required to obtain prior approval for each transaction in that account, and are not subject to the fourteen-day holding period. However, the employee's PIO, as well as the Legal Department MUST be coded as an interested party to receive confirmations and statements on these, as on all outside accounts, without exception. Further, the party making investment decisions must be made clearly aware of the relationship between the account holder and Lehman Brothers or one of its employees.

         H. Sanctions

Failure to abide by this Policy in any respect may subject the employee to sanctions, including breaking or reversal of trades, restriction of the account involved to liquidating trades only for a determinate period, formal written admonition, suspension or termination of employment. When a sanction results in a monetary gain to the employee or Firm, the gain will be donated to charity. The affected account or employee will bear any monetary losses caused by a sanction. Employees with employee-related accounts should counsel any other party named on the account as to the requirements of this Policy and the ramifications to the employee of any potential violation.

XXXII. Specific Investment Restrictions

         A. Exceptions

Requests for exceptions from the Personal Investment Policy must be made in writing utilizing a Pre-Approval and Exception Form. Unless otherwise indicated, approval for an exception request should be obtained from the PIO, who will evaluate the request consistent with the provisions of this Policy. An exception must relate to a specific transaction: absolutely no "blanket" exceptions are permitted.

         B. Futures and Forward Contracts

If the account is otherwise qualified for futures trading, employee transactions may be effected in foreign currency, futures, options on futures, forward contracts or other derivative products, either foreign or domestic, subject to the fourteen-day holding period and other specific provisions discussed herein. For purposes of these transactions, a 20%-appreciation/decline in value is to be measured by the value of the underlying commodity or interest.

         C. Hedge Funds, Limited Partnerships, Closely Held Corporations and Other Private Investments

All full-time employees are expected to devote their full business day to the business of the Firm and to avoid any outside investment that might interfere or appear to interfere with the discharge of their responsibilities to Lehman Brothers or the independent and unbiased exercise of the employee's judgment as to matters that affect the Firm and its clients. In particular, the Firm is concerned about investments that may result in actual or potential conflicts of interest on the part of the employee.

Any employee who wishes to invest in a hedge fund, limited partnership, closely held corporation or other outside private investment must complete Form 8310 -- "Outside Investments." The investing individual must not have a direct professional relationship with the entity. In the case of hedge funds, for example, this means those trading, sales persons, investment banking and credit staffs who advise or otherwise deal directly with hedge funds on behalf of the Firm cannot invest those particular funds. The completed form must be approved by his or her Manager, the Supervisory Managing Director AND the Compliance Department PRIOR to making the investment. Final approval is a Compliance Department function based on an assessment of actual or potential conflicts of interest, Firm policy and industry rules and regulations. While there are no specific criteria regarding appropriate levels of investment by an employee in a hedge fund, Management and Compliance will consider such during the approval process on a case by case basis. Furthermore, individual business units may require additional approvals in connection with such activity.

         D. Index Products

Employees may buy or sell broad-based exchange-traded index products provided the holding period restrictions as applied below to options are satisfied.

         E. Lehman Brothers Securities

All employee purchases of Lehman Brothers Securities, other than SAVRS or money market funds, are subject to the SIX (6) MONTH HOLDING PERIOD.

    87 Sales will be permitted during the six-month holding period only in hardship cases consistent with the Firm's Policy for transactions in other securities generally.

    88 The twenty percent (20%) or greater appreciation/decline in market value exception IS NOT available for employee sales of Lehman Brothers Securities.

Employee transactions in debt and equity securities, including derivative products, issued by any Lehman Brothers entity (hereafter referred to as "Lehman Brothers Securities") are subject to all aspects of the Policy, as modified below, and must be pre-approved by the designated divisional PIO. Approval of purchases effected in an employee's 401(k) Plan or pursuant to the Employee Stock Purchase Plan (or other Firm sponsored plan) is not required. (Sales are subject to the six (6) month holding period.)

As with all other securities, naked short sales of Lehman Brothers common stock are prohibited. While "short against the box" transactions are permitted, the long position may not be liquidated before the short position. (See "Short Sales" below.)

The ONLY permissible employee transactions in options on Lehman Brothers common stock are the sale of COVERED calls or the purchase of puts to protect existing positions that have been maintained for at least six (6) months. Lehman employee's are prohibited from writing covered calls or buying puts to protect their Restricted Stock Unit (RSU) positions. Lehman securities must be long in the employees Lehman Brothers or Fidelity Investments account in order to execute covered option positions.

In addition, all employee transactions in Lehman Brothers Securities may be prohibited during "black out" periods, such as those surrounding significant corporate announcements. Employees should inquire of their PIO as to whether a "black out" is in effect before placing a trade in Lehman Brothers Securities. Employee and employee-related accounts generally may not purchase or sell Lehman Brothers Securities on the day earnings are released, or on the day preceding the announcement. Further, it is the employee's obligation to cancel any open limit orders during this period. Failure to cancel these orders will result in the Firm's unilateral liquidation of any executed transactions at the employee's expense. Any profits resulting from liquidation will be donated to a charity. At no time may any employee engage in any transaction in Lehman Brothers Securities if the employee is in possession of material information not known to the general public with respect to the Firm or the securities.

Finally, certain high-level employees have been notified in writing by the Corporate Secretary's Office that they may not trade in Lehman Brothers Securities AT ALL during certain periods, or when material information is about to be released to the general public. As a result, these employees are not permitted to trade in any Lehman Brothers Securities at any time EXCEPT with the prior approval of the Corporate Secretary's Office.

         F. Options

If the account is otherwise qualified for options trading, employee transactions may be effected in options subject to the holding period and other specific provisions discussed herein. In order to satisfy the fourteen-day holding period requirement, the option must have a lifetime of at least fourteen days at the time of purchase, or in the case of a hedged or other position in which the option is an integral part of the investment, the employee must hold the hedged position for a minimum of fourteen days and permit any option of shorter duration to roll, expire or be exercised without further intervention. Uncovered calls, unsecured puts (defined as any put that is not fully cash-secured without any use of margin), short straddles, and short spreads are prohibited in employee or employee-related accounts.

Note: "Fully-cash secured" is defined as cash balances, Treasury positions or any non-equity, non-volatile bond fund.

Short sales of options are permitted only as part of a covered-write strategy involving securities of the same issuer.

However, the underlying security must be held for at least fourteen days before a call option can be written. The securities position must remain in the account at all times that the short option position is open. Furthermore, all such positions must be maintained for the required fourteen-day holding period.

                                                TYPE OF PRODUCT
                                                ---------------
  TYPE OF TRADE            STOCK              INTEREST RATE / BOND         INDEX PRODUCT
  -------------            -----              --------------------         -------------
 LONG CALL OPTION           Yes                      Yes                       Yes
SHORT CALL OPTION           Yes*                     Yes*                      Yes*
 LONG PUT OPTION            Yes                      Yes                       Yes
SHORT PUT OPTION            Yes*                     Yes*                      Yes*

* - As part of a covered-write or secured put.

         G. Registered Public Offerings

Employee purchases of securities (other than Lehman Brothers securities) during a registered public offering taking place in the United States generally are not permitted.

         H. Restricted List Securities

Employees may not purchase securities that are subject to an R1 or R2 restriction (respectively, restrictions imposed because of activities such as Lehman Brothers' involvement in an investment banking transaction or a securities offering for the issuer of the restricted securities.) In addition, it is the employee's obligation to cancel any outstanding buy limit orders once a security becomes subject to an R1 or R2 restriction. Failure to cancel these orders will result in the Firm's unilateral liquidation of any executed transactions at the employee's expense. Any profits resulting from a liquidation will be donated to charity. Employee sales of such securities are permitted only after at least one (1) full business day has elapsed since the imposition of the restriction and with the prior approval of the PIO.

Employees may not purchase or sell securities that are subject to an E restriction, as these represent Equity Research related restrictions. The restriction is valid for one trading day or in the instance of an intra-day rating change, the restriction will be in place for the remainder of that trading day, plus one full day after the rating change.

Employee transactions in securities that are subject to an R3 restriction (imposed on transactions in Lehman Brothers Securities) are permitted, but only in accordance with the procedures set forth above in the discussion of Lehman Brothers Securities.

Employee transactions are not affected by the R5 restriction. (This restriction applies only to proprietary trading.) For further information, please refer to the Lehman Brothers Chinese Wall and Restricted List Policy.

         I. Short Sales

Short sales of securities are prohibited.

While "short against the box" transactions (i.e., short sales against a long position) are permitted, the long position may not be sold until the short position has been closed out.

         J. Stop Loss Orders / Good Until Canceled ("GTC") Orders

Stop loss orders may be entered at any time provided that they are placed at a price level lower by 20% or more than the purchase price. Additionally, stop loss orders may be entered at any price level to preserve profits or limit losses once a position has been held for fourteen (14) days. Other GTC orders may be entered, subject to the below conditions being met. GTC orders for a SALE of a security are permissible, if the position owned has been held for the required holding period (14 days), or if the GTC order is for a price level lower or higher by 20% or more than the purchase price (for orders on positions not held for the required 14 days.) Therefore, GTC sell orders can be placed at a particular price, which will remain in effect until executed or cancelled. As employees are required to obtain prior approval before executing a trade, and the approval is only valid for that trading day, GTC orders for PURCHASES are in essence, only good until the end of the trading day in which approval was granted. This is because securities that may be purchased today, may be placed on restriction the next day, and therefore prohibited from employee trading.

XXXIII. Additional Restrictions or Procedures by Business Unit

The Personal Investment Policy applies to all Lehman Brothers employees. Certain employees may be subject to additional restrictions or procedures imposed by their respective departments or by a non-U.S. subsidiary. Listed below are the restrictions applicable to specific departments. Further, individual department managers may define broadly those securities or classes of securities, assets or instruments for which they deem specific employees to have trading, investment banking/origination, or credit responsibilities.

         A. Equities

No employee may purchase or sell any security for which the employee has sales, lending, or trading responsibility, or any "related security," unless the employee makes the following representation, which the employee confirms in writing on his or her Pre-Approval and Exception Form:

         "I am not in possession of material non-public information, nor am I aware of any intention by the Firm or a client to place any orders, regarding the security or other instrument I am seeking approval to trade, or in any related security, nor am I aware of any unexecuted Firm or client orders."

No employee may trade any security for which Equities has been requested to work a block-sized order or to submit a bid on a block-sized position if the employee has knowledge of the transaction. This limitation shall remain in effect until the day after the block order has been received and/or executed.

         B. Equity Research

THIS INFORMATION IS BEING UPDATED.

If you have questions about this change in policy, please contact your manager and/or the personal investment officer in your region.

    89   US: Pamela Gannon (212-526-2718) or the Control Room (212-526-1072)

    90   EUROPE: John Albright (44-207-260-2894)

    91   ASIA: Chor Leng Tan (852-2869-3057) or Jennifer Wright (813-5571-7873)

         C. Exchange Floor Personnel

Firm employees located on an exchange floor must leave the floor before entering any order for an employee trading account. They are prohibited from effecting transactions in securities traded on the exchange floor on which they are employed, unless the employee makes the following representation, which the employee confirms in writing on his or her Pre-Approval and Exception Form:

         "I am not in possession of material non-public information, nor am I aware of any intention by the Firm or a client to place any orders, regarding the security or other instrument I am seeking approval to trade, or in any related security, nor am I aware of any unexecuted Firm or client orders."

         D. Fixed Income Division

Employees in the Fixed Income Division in the United States must designate the Fixed Income - PIO, as the interested party on all employee and employee-related accounts, which are maintained away from either Lehman Brothers or Fidelity Investments (Charles Schwab & Company for Europe and Asia.) Pre-approval of covered transactions is to be obtained from Keith Andre, at (646) 836-2101, or his designee.

         E. High Yield Sales, Trading and Research

Traders, sales persons and research analysts in the High Yield Department (and their support staff) generally may not purchase any high yield securities for which they have any coverage responsibilities. Further, employees (including traders, sales people and research analysts and their support staffs) with coverage responsibilities for distressed debt securities may not purchase any securities (debt or equity) of any issuer for whose securities they have coverage responsibilities. U.S. employees must obtain prior approval of all personal investments from Tim Hartzell, at (212) 528-7944 or Mike Guarnieri at
(212) 526-3919 (Research.) In addition, all statements on accounts maintained away from either Lehman Brothers or Fidelity Investments (Charles Schwab & Company for Europe and Asia) should designate Tim Hartzell or Mike Guarnieri and the FID - PIO, as interested parties.

         F. Institutional and Retail Options

Transactions in broad-based index options, index futures and options on index futures trades are permitted provided they otherwise satisfy this Policy.

         G. Investment Banking, Private Equity, and Public Finance

                  1. Approval Procedures

Investment Banking employees, and employees of departments that are privy to Investment Banking Department information, who wish to execute purchase or sale transactions of securities must contact the Personal Investment Officer for verbal approval prior to order entry. The employee may execute the transaction if, and only if, the transaction is so approved. Granting of approval may require investigation or consultation with others and, therefore, the Personal Investment Officer may not be able to provide an immediate answer. Moreover, if a request for a transaction is not approved, the Personal Investment Officer is not required to, and an employee should not expect, an explanation.

U.S.-based employees should contact Richard Andre, Investment Banking's Personal Investment Officer or David Hom, at (212) 526-5900.

When you call the Personal Investment Officer, you will be asked questions concerning your relationship with the issuer of the security. If a verbal approval is given, you may immediately execute the transaction. After the approval is given, the Personal Investment Officer will send to you a form (the "Approval Confirm"), generally via e-mail, which will contain:

    92   an indication of how long the approval is good for ([3] days)

    93 the circumstances that would invalidate the approval if they arise before the execution of the transaction

    94 a statement from you confirming that the transaction complies with all provisions of the Firm's policies.

The required holding period for most investments is 14 days but may vary depending on the particular securities. Before deciding to execute a transaction, you should confirm the required holding period for investments as set forth in the Holding Period Procedures section of this Policy.

If you execute the transaction, you are required to sign the Approval Confirm and return it to the Personal Investment Officer within three (3) business days of the date the order was placed. (This means, for example, on limit orders that the form should be sent back following the entry of the limit order, and not wait for the order to actually execute.)

The approval process covers the particular security being traded without regard to dollar amount or number of shares. Thus, multiple transactions for the same security can be executed during the approval period without requiring separate approvals and without requiring multiple Approval Confirms to be signed.

TRADES EXECUTED WITHOUT PRIOR APPROVAL WILL BE REGARDED AS SERIOUS VIOLATIONS OF POLICY AND MAY SUBJECT AN EMPLOYEE TO POSSIBLE PENALTIES, INCLUDING IN THE PERSONAL INVESTMENT OFFICER'S SOLE DISCRETION, RECISSION OF THE TRADE. IF A TRADE IS EXECUTED AND THE PERSONAL INVESTMENT OFFICER DOES NOT RECEIVE A SIGNED APPROVAL CONFIRM WITHIN A REASONABLE PERIOD OF TIME, PENALTIES MAY BE IMPOSED AND THE TRADE MAY BE RESCINDED.

                  2. Prohibited Transactions

Purchase transactions which Investment Banking employees are not permitted to make and which the Personal Investment Officer will not approve include, but are not limited to, the publicly traded securities (including options, warrants and other related instruments) of the following:

    95   companies which are on the Firm-wide Restricted List,

    96 companies which are "current clients" of Investment Banking if the employee is a member of a coverage or project team for the company or an affiliate or subsidiary involved with the specific credit behind the security, or has been so during the three months prior to the approval request. Moreover, employees may not effect trades in any security where they have served in either of the aforementioned capacities for a period of three months AFTER the termination of their employment from Lehman Brothers.

    97 any other companies of which the employee possesses material, non-public information (including the knowledge that the Firm will be a participant in a forthcoming securities distribution),

    98 companies which are on the Firm's "Watch List" if the employee is a member of the M&A, Merchant Banking or a member of the industry group of Investment Banking providing services with respect to the potential transaction,

    99 companies of which there is advance knowledge of the issuance of a Firm research report, a recommendation or a change in recommendation, or for which such issuance of a report, recommendation or change in recommendation has occurred within the past day, or

    100      any other companies with which the Firm may be engaged in sensitive dealings.

If an investment banker is a director of a company and, thereby, subject to regulatory and company specific restrictions on trading in the securities of that company, those regulatory and company specific restrictions are in addition to the foregoing transaction prohibitions and the Personal Investment Officer may approve purchases or sales only if they are consistent with those restrictions for directors.

Sales transactions of securities in the foregoing categories may or may not be prohibited by the Personal Investment Officer based on the particular circumstances. For example, if an investment banker becomes newly assigned to a current client while owning securities of that client in an account with which he or she is associated, the sale of such securities will not necessarily be required, but may be subject to restriction from time to time by the Personal Investment Officer.

A company will be considered a "current client" if Investment Banking is currently engaged, expects to be engaged or has been engaged by the company within the current calendar year or the prior year. However, this criterion may change over time, or the status of "current client" may be influenced by subjective considerations on a case-by-case basis or because of considerations of which there is not widespread knowledge. Therefore, individuals are not to make their own judgments as to whether or not a company is a "current client." Only the Personal Investment Officer can determine whether a company is a "current client" for the purposes of this policy and whether an employee's involvement with the client is such that the employee's purchase or sale of the securities of the company will be restricted.

In assessing degrees of involvement of Investment Banking employees with specific clients, the Personal Investment Officer will rely, in part, on data concerning employee contacts with clients in Investment Banking's CORE information system. Therefore, a failure of an Investment Banking employee to report his or her significant coverage or activities, as prescribed by the CORE system, will be regarded as being a violation of procedures proscribed by this Policy. Although not specifically prohibited, you are discouraged from trading in the securities of companies for which you are, or recently have been, members of a coverage team, but which are not current clients of Investment Banking, for the following reasons:

    101       under certain circumstances, a transaction may give the appearance of impropriety and require investigation, and

    102       if the entity becomes a current client while you have its
         securities in your portfolio, your ability to sell that security will be restricted by the Personal Investment Officer.

In general, Investment Banking employees are expected to avoid transactions which may give the appearance of impropriety, even though not specifically prohibited. For example, purchasing a stock of a company on the basis of non-public information that another, similar company may be subject of a tender offer, in the expectation of a comparable transaction, may not be illegal but also may not meet the test of professional standards of appropriate behavior.

The purchase of securities of private companies (companies whose securities are not publicly traded) may be made by investment banking employees, including employees with coverage responsibilities for such company, subject to prior approval by the PIO and certain limitations established by the Compliance Department and Investment Banking Management. Please contact the PIO if you wish to make such an investment.

         H. Long Term Disability (LTD)

Employees on LTD will NEITHER be required to obtain prior approval of trades NOR to comply with the holding period requirements prescribed for other employees in this Policy. Accounts of employees on LTD held at Lehman Brothers MUST be identified as employee accounts and will remain entitled to the employee commission discount.

Employees on LTD will NOT be required to maintain their brokerage account at Lehman Brothers. Brokerage accounts, whether maintained at Lehman Brothers or outside the Firm, must name the Compliance Department as an "interested party." Subsequent changes in the opening or closing of brokerage accounts must be reported to the Compliance Department.

         I. Operating Committee [and Other Investment Banking-Related Committees'] Members

The members of the Lehman Brothers Operating Committee ("LBOC") must obtain prior approval of all covered transactions from Richard Andre, at (212) 526-5900, who serves as the Personal Investment Officer for both Investment Banking and LBOC. In addition, Mr. Andre must be identified as the Interested Party on both the internal and external employee and employee-related accounts of LBOC members.

         J. Operations & Corporate Services Division

All Operations & Corporate Services (OCS) employees must obtain pre-approval of covered transactions from the PIO for the OCS Division. All Pre-Approval and Exception Forms must be submitted to Karen Abdool, at (201) 524-4869, and she is to be named as an Interested Party on all covered accounts maintained away from either Lehman Brothers or Fidelity Investments (Charles Schwab & Company.) At the discretion of OCS Division management, Compliance or management of a specific product area, certain OCS Division employees may be advised that they are subject to the same trading restrictions applicable to personnel having origination, research or trading responsibilities for a specific security or securities.

         K. OTC and International Trading

OTC and International Trading employees are prohibited from purchasing or selling:

    103       Any security in which his or her trading desk makes a market or otherwise trades, or

    104       Related securities.

         L. Private Client Services - General

Except as otherwise described above, all provisions of the Personal Investment Policy as broadly applied to the Firm apply to any PCS personnel who are salaried, commission-based and/or non-registered (e.g., administrative, marketing, non-sales positions).

         M. Private Client Services - Registered Asset Management and Investment Advisory Personnel

Employees are subject to the Personal Investment Policy and a sixty-day holding period. Any PCS employee who handles any advisory, asset management, wrap fee or other business that is not compensated on a per-transaction commission basis, or who directly manages those engaged in such business, must adhere to this policy. PCS employees that only introduce clients to the Manager Access Program (MAP) and who are otherwise a commission-based employee are not required to abide by the more restrictive holding period. To the extent that provisions of this Policy, the Investment Advisory Code of Ethics and any other Lehman Brothers procedures or guidelines applicable to the investment advisory business conflict, the employee is bound by the more strict of the two provisions. These include but are not limited to pre-approval of all transactions, and specified limitations on the ability to purchase or sell securities that are also purchased, sold or held in managed accounts.

         N. Supervisory and Administrative Personnel

All supervisory and administrative personnel are subject to all additional restrictions that apply to or within departments or areas for which they have responsibility.

         O. Syndicate Departments

Employees are prohibited from purchasing or selling any security that is the subject of a distribution in which the Firm has been invited or has agreed to participate. Any pre-existing securities position can be liquidated if held for the required 14 day holding period.

                                 LEHMAN BROTHERS
                   XXXIV. Employee Personal Investment Policy
                         Pre-Approval and Exception Form

                         (OTHER THAN INVESTMENT BANKING)

Name of Employee:______________________________________________Date:____________

Department: ________________________________________ Account Number:____________

Name of Account if Different Than Employee:_____________________________________

Security/Other:____________________________________________Buy/Sell:____________

If Closing Trade, Date Position Established:_______________________

MY SIGNATURE BELOW CONFIRMS THAT:

    1. I am not in possession of material non-public information, nor am I aware of any intention by the Firm or a client to place any orders, regarding the security or other instrument I am seeking approval to trade, or in any related security, nor am I aware of any unexecuted Firm or client orders.

    2. I am not aware of the impending issuance of a research report about the issuer or a Research Department recommendation or change in recommendation affecting the issuer.

    3. All liquidations relate to positions held a minimum of 14 days (6 months for Lehman Brothers Securities) except as noted below.

    4. The securities I wish to purchase are not on the Firm's restricted list.

    5. I am not executing a naked short sale, and I understand that sales made short against the box are permitted only if I agree not to close out the long position, leaving a short position.

    6. I am not executing uncovered short calls, short puts that are not cash-secured, short straddles, or spreads in which the short leg expires after the long leg.

    7. I have complied with all provisions of the Personal Investment Policy except as noted below.

    8. I certify that if I am employed in a non-U.S. location, I have complied with applicable local policies and regulations.

IF THE TRANSACTION IS INCONSISTENT WITH THE PERSONAL INVESTMENT POLICY, EXPLAIN YOUR REASONS FOR SEEKING AN EXCEPTION:

________________________________________________________________________________

________________________________________________________________________________

Employee's Signature: ____________________________________Location:_____________

Telephone:_____________________________________________________Fax:_____________

_____________________________________________________________ Date:_____________

PLEASE PROVIDE THIS FORM TO YOUR DIVISIONAL PERSONAL INVESTMENT OFFICER FOR APPROVAL.

XXXV. Personal Investment Contacts

The complete list of respective Personal Investment Officer's can be found through the Lehman Brothers Intranet site. To access the Personal Investment Contact List, follow the below instructions:

    105       From the Lehman Brothers Intranet home page, select BUSINESSES from the menu at the top of the screen.

    106       Select CORPORATE ADVISORY DIVISION from the drop-down menus at the left of the screen. This will bring you to the Corporate Advisory Division home page.

    107       Select COMPLIANCE under America from the Corporate Advisory
         Division home page.

    108       Under the Links heading, select PERSONAL INVESTMENT CONTACT LIST.

                                 LEHMAN BROTHERS

                   THE CHINESE WALL AND RESTRICTED LIST POLICY

XXXVI. Table of Contents

TABLE OF CONTENTS                                                    I

THE CHINESE WALL POLICY                                              1

OPERATION OF THE CHINESE WALL POLICY                                 1

THE WATCH LIST, RESEARCH QUIET LIST AND RESTRICTED LIST              4

THE WATCH LIST                                                       5

PLACING SECURITIES ON THE WATCH LIST                                 5

EFFECT OF INCLUSION ON THE WATCH LIST                                6
      Surveillance                                                   6
      Risk Arbitrage                                                 6
      Other Limitations on Firm Activity                             6

THE RESEARCH QUIET LIST                                              7

PLACING SECURITIES ON THE RESEARCH QUIET LIST                        7
      Investment Banking Transactions                                7
      Negotiated Offerings                                           8
      Competitive Offerings                                          8
      Shelf Registrations                                            8
      Investment Grade Debt or Preferred                             9
      Post-Effectiveness Research Restriction                        9

NATURE OF RESEARCH QUIET RESTRICTION                                10

THE RESTRICTED LIST                                                 11

INVESTMENT BANKING TRANSACTIONS                                     12

PLACING SECURITIES ON THE RESTRICTED LIST                           12
      Nature of Restriction                                         12
      Effect of Restriction on Employee Transactions                13
      Securities to Be Restricted                                   14
      Termination of the Restriction                                14

UNDERWRITINGS AND OTHER OFFERINGS                                   15
      General Provisions for Offerings                              15
      Exception for Investment Grade Debt and Preferred Offerings   15
      Unregistered Secondary Offerings                              15

EXCEPTION FOR RULE 144A OFFERINGS                                   16

      Special Requirements for Options                              16

NATURE OF RESTRICTION                                               16

ADDITIONAL EXCEPTIONS TO OFFERING RESTRICTION                       16
      Unsolicited Agency Transactions                               16
      Unsolicited Block Transactions                                16
      Closing Sale Transactions                                     17
      Passive Market-Making                                         17
      Foreign Securities                                            17
      Stabilization Transactions                                    18

SECURITIES TO BE RESTRICTED                                         19
      Securities Being Distributed                                  19
      Related Debt Securities                                       19
      Convertible Securities                                        19
      Options and Rights                                            19

EFFECT OF RESTRICTION ON EMPLOYEE TRANSACTIONS                      20

TERMINATION OF THE RESTRICTION                                      20
      Public Offerings                                              20
      Unregistered Secondary Offerings                              21
      Selling Group Participation                                   21
      Investment Accounts                                           21

SECURITIES OF LEHMAN BROTHERS' AFFILIATES                           22
      Employee Transactions                                         22
      Customer Transactions                                         23
      Research                                                      23

GENERAL INTERPRETIVE AND EXEMPTIVE RESPONSIBILITY                   24

CHINESE WALL POLICY REFERENCE CHART                                 24

XXXVII. The Chinese Wall Policy

Lehman Brothers both directly and through its subsidiaries and certain affiliates (collectively "Lehman Brothers") has implemented policies and procedures to prevent the misuse and the appearance of misuse of material non-public information. This information may come into the possession of Lehman Brothers and its employees in a variety of ways. When Lehman Brothers begins to work on a transaction involving a financing, restructuring, merger or other significant corporate transaction, Lehman Brothers may possess information about a company or transaction that is not publicly available. A revision of a Lehman Brothers research recommendation could have an impact on the market for the security being covered. A retail branch or trading desk could become aware of an imminent client order that could have an impact on the market. While these departments are receiving material non-public information, other parts of the Firm may be engaged in activities involving the affected securities. Under the law, and in consideration of its professional responsibilities, Lehman Brothers must not use non-public information improperly to benefit the Firm or its clients. Indeed, Lehman Brothers must avoid even the appearance of misusing non-public information. For the purposes of this policy, information is considered material if it would be relevant to an investor in making a decision to buy or sell a security. Information normally is considered non-public until it has effectively been circulated to the general public by means such as a news wire story, press release or filing with the Securities and Exchange Commission.

Lehman Brothers employees with non-public information must not disclose it to anyone who does not have a "need to know." This policy of non-disclosure, known as the "Chinese Wall," is designed to keep the information confidential. Strict adherence to the Chinese Wall is vital to the functioning of a multi-service firm like Lehman Brothers. While there are circumstances in which trading, solicitation or dissemination of research must be restricted, reliance on a successfully operating Chinese Wall allows the Firm to minimize such restrictions. In doing so, the Chinese Wall permits Lehman Brothers personnel in non-affected areas to continue to engage in activities involving a company's securities without signaling to the marketplace that Lehman Brothers is working on a transaction with the company.

Under the Chinese Wall policy, those on the "knowledgeable" side of the Wall have a special duty to ensure that appropriate standards of confidentiality are maintained. For those on the "unknowledgeable" side of the Wall, a corresponding duty exists. All Lehman Brothers personnel are prohibited from making any effort to obtain non-public information that may be in the possession of other parts of the Firm.

Adherence to the Chinese Wall policy may, at times, limit the profit-making potential of departments that are not privy to non-public information possessed elsewhere in the Firm. In some cases the non-disclosure of such information could lead to embarrassment (for example, if asset managers or research analysts, not knowing of confidential information, act in ways that are inconsistent with such information). Efforts have been made to minimize these situations. As a matter of policy, Lehman Brothers has always assumed such risks in order to preserve the integrity of the marketplace in its clients' securities. As a result, strict adherence to this policy is mandatory. However, this policy in not intended to increase standards of law or regulation applicable to Lehman Brothers nor to provide clients with rights they would not otherwise have.

         A. Operation of the Chinese Wall Policy

To control access to non-public information, a series of formal Chinese Walls have been erected within the Firm. The location of these walls has been determined based on (i) the likelihood that certain departments will come into possession of material non-public information, (ii) the need to

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shield other departments to prevent the potential or perceived misuse of that information, and (iii) the need to allow some departments to engage in activities involving a security while another department is in possession of non-public information related to the security. The general areas that are surrounded by Chinese Walls are set forth below:

    109  Investment Banking and Syndicate

    110  Sales (Institutional and Retail) and Trading

    111  Research

    112  Asset Management

The establishment of these principal barriers is not intended to suggest that, within each of these areas, non-public information can circulate freely. Even within each area, the "need to know" policy is fully in effect. For example, while formal Chinese Walls are not erected between sales and trading areas, information about unexecuted customer orders generally should not be communicated to any trading or sales area other than the traders and salespersons (if any) responsible for execution of the orders.

Nor is it intended that all communications between Lehman Brothers personnel in different walled off departments be completely prohibited. Such communications, however, should be conducted in accordance with the four guidelines below. The Securities and Exchange Commission has expressed serious concerns about the controls broker-dealers have in place to monitor communications across Chinese Walls. Hence, adherence to these guidelines is essential.

Certain Firm personnel are required to transcend the Chinese Wall. Department heads and senior managers, when performing their overall management responsibilities, are required to have ongoing contact with senior personnel from other departments. These discussions occasionally may require that non-public information about transactions or securities be communicated. Lehman Brothers senior management personnel who have obtained non-public information from another walled-off area in the course of their exercise of general managerial responsibilities may not participate in or use that information to influence trading decisions or strategies, research analyses or recommendations or other activities involving the affected companies or securities; nor may they pass that information to others in their department for use in such activities. If personnel in one Chinese Wall area determine that communication of non-public information to personnel in another area is required (for example, if an investment banker decides that the assistance of a research analyst would be beneficial in evaluating a prospective merger or acquisition), they must obtain the approval of the heads of both departments or their designees. If personnel in the other department engage in trading, research, advisory or other activity involving the security, ordinarily they will be required to immediately cease such activity upon receiving material non-public information about the security. The Firm-Wide Coordinating Office must be notified of the communication.

Personnel brought "over the Wall" will be restricted from engaging in their customary activities with respect to the securities involved in the transaction and other securities of the relevant issuers from the time they receive material non-public information until that information either is made available to the general public or ceases to be material. In relation to the particular transaction, personnel brought over the Wall will be viewed as members of the department primarily responsible for the transaction and usually can be given access to all information necessary to enable them to work on the transaction. Other than with respect to the securities involved in the particular transaction and other securities of the relevant issuers, they may continue to work in their normal area of operation. For this reason, extreme care should be taken

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to ensure they are not put in possession of non-public information about other transactions or securities that might prejudice or inhibit the proper performance of their other functions in their normal area of operation.

Without advance permission from the Legal & Compliance Department, Lehman Brothers personnel outside of Investment Banking are not permitted access to files or other information possessed by Investment Banking. Exceptions to this prohibition are provided to Legal & Compliance Department and Corporate Audit Department personnel to the extent necessary to carry out their responsibilities within the Firm.

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XXXVIII. The Watch List, Research Quiet List and Restricted List

On some occasions, it is not possible to rely solely on Chinese Wall policies to control possible misuse or the appearance of misuse of material non-public information. As discussed below, the Firm has devised Watch List, Research Quiet List and Restricted List procedures to supplement the Chinese Wall. Securities on the three lists are subject to varying levels of limitations; the Watch List results in the fewest limitations and the Restricted List the most. Typically, a security will first be placed on the Watch List at the earliest stages of a transaction. It may at the same time, or shortly thereafter, be placed on the Research Quiet List. Once a merger, acquisition or related transaction has been made public, or a public offering subject to Regulation M is about to price, the security will be placed on the Restricted List.

With the exception of a 25 day or 90 day research quiet period after the completion of an initial public offering, a security should never be placed on the Research Quiet List without also being placed on the Watch List. Once a security is placed on the Restricted List, it is removed from both the Watch and Research Quiet List, since inclusion on the Restricted List incorporates all Watch and Research Quiet List restrictions along with certain additional limitations.

It is the responsibility of the senior investment banker involved in a transaction to assure that the Firm-Wide Coordinating Office is contacted at the appropriate time to place a security on the Watch, Research Quiet or Restricted List, except that it is the Equity Syndicate Desk's responsibility to assure that securities are placed on the Restricted List at the appropriate time for offerings handled by the Desk. The following sections are intended to serve as a general guide to understanding these various restrictions. Nevertheless, each transaction is different. It is not possible to cover every possible variation in the following sections, nor will it always be clear how a particular case should be handled. Questions regarding placement of a security on the Watch, Research Quiet or Restricted List and the effects of these restrictions should be directed to the Legal & Compliance Department.

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XXXIX. The Watch List

         A. Placing Securities on the Watch List

When a potential project proceeds beyond the conceptual stage to the point at which a client, or potential client, has indicated preliminarily that it may be interested in effecting an offering of securities or other material financial transaction, the senior investment banker involved should notify the Firm-Wide Coordinating Office. Examples of relevant transactions include mergers, acquisitions, leveraged buy-outs, divestitures and restructurings.

Determining when a company should be placed on the Watch List and the Research Quiet List can be difficult, particularly for investment banking transactions. The mere discussion by a company of its financial situation, or the fact that there has been contact between a client and another company, is not sufficient to trigger putting the company on the Watch List. Once a preliminary proposal or plan of action has been formulated, however, the senior investment banker involved in the transaction should contact the Firm-Wide Coordinating Office to place the security on the Watch List. It is not necessary that all of the elements of the proposed transaction be formalized, only that a preliminary plan of action be formulated. Nor is it essential for the client to sign an engagement letter with Lehman Brothers or otherwise determine with finality that it will use the services of Lehman Brothers in the transaction. It is sufficient that Lehman Brothers is being actively considered by the company for a possible engagement.

Whenever a client or potential client proposes to engage in an offering of securities, the Firm-Wide Coordinating Office must be notified of the transaction. In addition, any other financial transaction that potentially may have a material impact on the client or the value of its securities, or those of a target company, should be discussed with a member of the Legal & Compliance Department. Examples of such transactions include a divestiture of a subsidiary or division that holds 10 percent or more of a company's assets, or generated 10 percent or more of its income in the previous year; an acquisition equal to 10 percent or more of a company's assets or generating 10 percent or more of its income; or the arrangement of substantial loans or other debt refinancing for a non-investment grade company. Examples of transactions that normally would not require inclusion of securities on the Watch List are acquisitions or sales of divisions beneath the thresholds described above or a general defensive retainer. In each instance, the key consideration is whether the proposed transaction may be viewed as material; that is, significant to an investor in deciding to buy or sell the security.

Because these determinations require subjective judgments, the investment banker involved in a transaction should call a member of the Legal & Compliance Department whenever he or she has any questions about the status of a transaction under this Policy. The Legal & Compliance Department will assist both in assessing the current status of the transaction and in evaluating what further steps in the transaction will trigger the imposition of additional restrictions. Whenever possible, when securities are to be placed on the Watch List, the Firm-Wide Coordinating Office should be contacted before the opening of trading in the relevant subject company's securities. Preferably, information should be conveyed orally rather than in writing. The Firm-Wide Coordinating Office will identify the affected securities and place them on the Watch List. The securities placed on the Watch List include those of the client or, in the context of a merger or acquisition, generally include the target company, the prospective bidder or other affected companies.

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The contents of the Watch List are known only to limited personnel performing compliance functions and senior administrative persons in Investment Banking. No attempt should be made by any other employee to determine what companies are on the Watch List.

         B. Effect of Inclusion on the Watch List

                  1. Surveillance

    113       The Watch List is primarily used to monitor trading activity in employee, Firm proprietary and client accounts. In this way, it serves as a check to assure that the Chinese Wall is functioning effectively by identifying trading activity in securities of companies that Lehman Brothers may be advising with respect to an offering of securities or other material financial transaction. Except in the respects described below, inclusion of a security on the Watch List generally does not interfere in any way with Firm market-making and other proprietary trading, solicitation of client orders, research activity or employee trading.

                  2. Risk Arbitrage

    114       The first exception relates to Risk Arbitrage activity. Risk
         Arbitrage may not establish a position without obtaining the prior approval of the Firm-Wide Coordinating Office. In the event the security is on the Watch List, or the Firm-Wide Coordinating Office otherwise determines a restriction is appropriate (for example, if an investment banking engagement is imminent), Risk Arbitrage generally will not be permitted to establish a position in the security. If Risk Arbitrage has a position in a security that is added to the Watch List, the Firm-Wide Coordinating Office generally will contact Risk Arbitrage and require it either to freeze or liquidate the position. It will be asked to make this determination within 24 hours. If it elects to liquidate the position, this should be done as promptly as possible. In most instances, it is expected that the position will be closed out within 24 hours after Risk Arbitrage was contacted, but a longer period may be permitted based on the size of the position, the depth and liquidity of the market for the security and the need to avoid disrupting or signaling the market.

                  3. Other Limitations on Firm Activity

    115       Even though Firm trading activity (outside of Risk Arbitrage) is normally unimpaired by inclusion of a security on the Watch List, under exceptional circumstances the Legal & Compliance Department may impose special limitations on trading. The Firm-Wide Coordinating Office will notify the appropriate personnel of such limitations. The relevant department heads will ensure the implementation of the limitations. Affected personnel should not disclose these situations to anyone else within the Firm.

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XL. The Research Quiet List

         A. Placing Securities on the Research Quiet List

While the Watch List reinforces the Chinese Wall with minimal interference to business operations, limitations on Firm activities frequently are necessary as transactions progress. Registration and prospectus delivery requirements under the federal securities laws may effectively preclude the issuance of research reports on a client company and its securities during certain periods. Lehman Brothers also may determine, as a matter of policy, not to disseminate research on a company where to do so might create an appearance of a conflict of interest or could affect potential business opportunities. For these reasons, securities are placed on the Research Quiet List to ensure that all written research is approved by a member of the Legal & Compliance Department prior to release. When this has been done because Lehman Brothers has agreed to participate in an underwriting, and Lehman Brothers' involvement has been publicly revealed, the securities are placed on the public Research Quiet List. Notice of the restriction generally will be disseminated Firm-wide by the use of a flashing "Q" that will appear next to the security's symbol on quotation machines. When a security has been placed on the Research Quiet List because of an investment banking engagement, however, the only persons informed of that action are limited personnel performing compliance functions and administrative officers in Investment Banking and Research. If an analyst has been assigned to cover the security, the analyst normally is informed that the security has been placed on the Research Quiet List without disclosing the reason therefor.

Securities generally will be placed on the Research Quiet List in the following circumstances.

                  1. Investment Banking Transactions

    116       A security generally should be placed on the Research Quiet List at the time that it becomes probable Lehman Brothers will be engaged in a possible merger, acquisition, leveraged buy-out, divestiture, restructuring or similar transaction. This threshold is crossed when it becomes more likely than not (there is better than a 50 percent chance) that a transaction for which Lehman Brothers has been or apparently will be engaged will in fact proceed. In many cases, a transaction will progress with sufficient certainty that the security should be placed on the Research Quiet List at the same time it is placed on the Watch List. More sensitive transactions may be placed on the Research Quiet List even before this threshold is reached. Conversely, where research coverage is particularly important (for example, where Lehman Brothers has the only analyst that covers a security), the security may not be placed on the Research Quiet List even if a transaction is highly probable. In any event, a security generally will be placed on the Research Quiet List in the event the research analyst is brought "over the wall" to assist on the transaction. As noted above, when a security is placed on the Research Quiet List because of an investment banking transaction, the entry of the restriction is highly confidential and only limited personnel in the Research Department are informed of the restriction.

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                  2. Negotiated Offerings

    117       For negotiated public offerings where Lehman Brothers is a managing or co-managing underwriter, Lehman Brothers becomes subject to research restrictions when Lehman Brothers and the issuer or selling security holder decide to proceed with the offering and the parties have reached an understanding that Lehman Brothers will become an underwriter, whether or not the terms of the underwriting have been agreed upon. Examples of triggering events would be drawing up a timetable on the offering, commencing due diligence or beginning drafting of the registration statement. If Lehman Brothers is not a manager, the security should be placed on the Research Quiet List at the time Lehman Brothers accepts the manager's invitation to join the syndicate.

                  3. Competitive Offerings

    118       In the case of competitive offerings, a security generally should be placed on the Research Quiet List no later than the time Lehman Brothers determines to submit a bid to be an underwriter of the offering, regardless of whether it is a managing or participating firm or the likelihood of the bid being accepted.

                  4. Shelf Registrations

    119       A security should be placed on the Research Quiet List at the time
         Lehman Brothers determines to submit a bid in response to an issuer's formal or informal solicitation of bids to underwrite securities under a shelf registration. This restriction applies both where the issuer has explicitly solicited bids (orally or in writing) and where it has done so indirectly. Circumstances indicating an indirect solicitation include: (i) public notification by the issuer of the impending offer;
         (ii) announcement by the issuer of a specific due date for bids; or
         (iii) the issuer has held meetings with prospective underwriters at which bidding terms and procedures have been discussed. Where the issuer has not directly or indirectly solicited bids, but Lehman Brothers submits a bid, the security generally will not be placed on the Research Quiet List until the bid has been accepted or Lehman Brothers has reason to believe it will be.

    120       In some instances, Lehman Brothers may have a "continuing
         agreement" with the issuer to sell, from time to time, securities registered under a shelf registration. Depending on factors such as the nature of the agreement, the securities to be distributed and the duration of the shelf, it may be necessary to impose research restrictions on the offering for its duration. When such a shelf offering arises, the senior investment banker responsible for the client relationship should contact a member of the Legal & Compliance Department to determine what restriction is appropriate.

                  5. Investment Grade Debt or Preferred

    121       It generally is not necessary to put on the Restricted List investment grade non-convertible debt or preferred stock securities. These securities, however, are subject to Research Quiet requirements, and the Firm-Wide Coordinating Office should be advised of Lehman Brothers' involvement in offerings of such securities. This is done to control the publication of fixed income research reports that could be considered illegal offers to sell the security being issued.

                  6. Post-Effectiveness Research Restriction

    122       If Lehman Brothers has been involved in an initial public offering of equity or debt securities, it remains subject to a requirement to deliver a prospectus even after completion of the offering. To assure compliance with this provision, it is Lehman Brothers' policy not to issue a written research report for 25 calendar days following completion of the initial offering. This restriction is extended to 90 calendar days in the event the security is not listed on an exchange or NASDAQ after the offering.

         B. Nature of Research Quiet Restriction

Inclusion of a security on the Research Quiet List may preclude the issuance of any written research reports about a security or its issuer or restrict the contents of such reports. All written research relating to securities on the Research Quiet List must be approved by a member of the Legal & Compliance Department prior to release. Securities on the Research Quiet List generally should not be discussed in the morning call or discussed with the media without the approval of the Compliance Director for Equity Research and Investment Banking or a member of the Legal Department.

If a security is on the Research Quiet List because of a proposed underwriting and the security has been placed on Lehman Brothers' "public" Research Quiet List (which may be evidenced by a flashing "Q" on quotation machines), analysts may respond to questions about the company and the transaction. In doing so, they should make sure to disclose Lehman Brothers' role in the pending offering. When the "public" Research Quiet restriction is in place, Investment Representatives and members of Institutional Sales generally are prohibited from disseminating any advertisements, sales literature, research reports or similar written materials about the issuer or the securities, other than the prospectus.

Securities that are on the Research Quiet List because of a proposed investment banking transaction generally will not be placed on the "public" Research Quiet List (and these securities will not be identified by a flashing "Q"). In some instances, the addition of certain securities to the Research Quiet List because of an underwriting also will not be made "public." If the proposed transaction has not been disclosed, analysts must make no mention of it and should avoid making any comments on the company to the extent they can do so unobtrusively. If securities are on the Research Quiet List because of an underwriting, limited written research may be issued under certain circumstances. These are set out primarily in Rules 138 and 139 under the Securities Act of 1933 and in Regulation M. If a client is proposing to issue non-convertible debt or preferred stock, it may be permissible to issue research relating solely to the issuer's common stock. Conversely, if it proposes to issue common stock or convertible securities, it may be permissible to issue research relating solely to its non-convertible debt or preferred stock. Routine research regarding companies that qualify for use of registration statement Form S-3 and information regarding other reporting companies included as part of a broader research report can be issued under carefully limited circumstances.

In most instances, general comments may be made about an industry even if they include a company whose securities are on the Research Quiet List. In all instances, it is essential to receive specific prior approval of the Legal & Compliance Department before issuing any written research on a company whose securities are on the Research Quiet List.

XLI. The Restricted List

At times, it is necessary to restrict most proprietary trading and the solicitation of certain customer transactions. In these instances, a security is placed on the Restricted List, a conduct-blocking device designed to prevent misuse or the appearance of misuse of material non-public information. It is used when the federal securities laws, exchange or other agency rules or Firm policies require Lehman Brothers to refrain from most solicitation and trading and when potential signaling to the market about proposed transactions is no longer a concern.

Securities are placed on the Restricted List for three primary reasons:

    123  Lehman Brothers is involved in an investment banking transaction;

    124 Lehman Brothers is involved in an underwriting or other distribution of securities;

    125 securities have been issued by Lehman Brothers or a corporation affiliated with Lehman Brothers.

The nature of the restrictions imposed varies depending on the reason for the restriction. In all instances, placement of a security on the Restricted List should not be viewed as a substitute for adherence to the Chinese Wall Policy. Even when a security is on the Restricted List, the Chinese Wall remains in place. Persons possessing material non-public information should take special precautions to safeguard that information and should refrain from disclosing it to others who do not have a legitimate need to know. In addition, Lehman Brothers personnel who are not working on the transaction may not request non-public information regarding the transaction. All Lehman Brothers employees have an obligation to ensure that the Chinese Wall is maintained.

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XLII.Investment Banking Transactions

         A. Placing Securities on the Restricted List

    126       For mergers, acquisitions, leveraged buy-outs, divestitures, restructurings and other investment banking transactions, the affected securities generally will be placed on the Restricted List as soon as public announcement of the transaction is made. Since placing a security on the Restricted List results in limitations in activity at Lehman Brothers that may be noticeable outside the Firm, securities generally will not be placed on the Restricted List before a transaction is made public.

                  1. Nature of Restriction

    127       Once a security is placed on the Restricted List for an investment banking transaction, Investment Representatives will not be permitted to solicit customers to purchase the security. As a matter of general policy, however, solicited sales of the security will be permitted: (i) after the security has been on the Restricted List for at least one full trading day; (ii) if the security has been owned for at least 15 days before its placement on the Restricted List; and (iii) if the Branch Manager approves the sale (and confirms the approval by initialing the order form). Orders for discretionary accounts are treated as if they were solicited.

    128       Restrictions will also be placed on proprietary trading activity.
         If Risk Arbitrage has not already liquidated or frozen a position, it generally will be given one full trading day to determine whether to liquidate or freeze the position after the security is placed on the Restricted List. All other proprietary trading accounts, including over-the-counter trading, also generally will be given one full trading day to liquidate, cover or freeze existing positions.

    129       Even though a security has been placed on the Restricted List because of an investment banking transaction, accounts managed by investment advisers or investment managers at firms affiliated with Lehman Brothers will not be precluded automatically from buying or selling the security. For the first two trading days after a security has been placed on the Restricted List, Lehman Brothers investment advisers or investment managers are prohibited from buying or selling the security; thereafter, they are permitted to sell existing positions in the security held in managed accounts. These transactions are permitted because of an investment adviser's and investment manager's fiduciary responsibilities to clients. They are also permitted based on the assumption that the Chinese Wall has been maintained. In the event a person in the asset management area receives material non-public information from Investment Banking, he or she must immediately cease any advisory or management activities with respect to the security, and in particular may not buy or sell the security on behalf of clients or recommend the purchase or sale of the security. The Firm-Wide Coordinating Office must be immediately notified of any such situation.

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                  2. Effect of Restriction on Employee Transactions

    130       Lehman Brothers has adopted specific regulations covering trading by employee and employee-related accounts in restricted securities. Employee-related accounts include accounts for the benefit of an employee, his or her spouse or dependent children, and any other person residing with the employee or to whose support the employee significantly contributes. They also include accounts for any other person for whom the employee has the ability to influence trading decisions. For simplicity, these are all termed employee accounts.

    131       When a security is placed on the Restricted List for any reason, all transactions in the security in employee accounts are prohibited for the first full trading day after entry of the restriction. Thereafter, while the security remains on the Restricted List, employee accounts are prohibited from opening new positions or increasing positions in the security. If the restriction is entered during the course of a trading day, employee trading is prohibited from the time the restriction is entered through the end of that trading day, as well as the following full trading day. Exceptions may be granted to this restriction for expiring options positions, which may be exercised or closed out with the approval of the Firm-Wide Coordinating Office.

    132       After a security has been on the Restricted List for one full trading day, employee accounts generally are permitted to liquidate existing positions in the security with the prior approval of the Firm-Wide Coordinating Office. Once the initial one day period is over, if news is released affecting the price of the security (for example, the acquiring company raises the bid price), the prohibition on liquidations may be re-imposed for another full trading day. Although orders to liquidate existing positions normally will be approved once the one day period has elapsed, approval may be withheld where there is a basis for concern that non-public information may have been communicated to an employee or where the position is significant.

    133       The foregoing restrictions are in effect for employees' accounts generally. Particular departments may impose additional restrictions on their employees. IN ADDITION, NO EMPLOYEE, REGARDLESS OF WHERE THAT EMPLOYEE WORKS, MAY PURCHASE OR SELL A SECURITY WHEN HE OR SHE IS AWARE OF MATERIAL NON-PUBLIC INFORMATION RELATING TO THE SECURITY. For further information, see the Lehman Brothers Personal Investment Policy.

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                  3. Securities to Be Restricted

    134       For mergers and acquisitions, the securities of both the acquiring company and the company being acquired are usually restricted. The restrictions generally will apply to all securities issued by the companies and to related securities (such as options). On a case-by-case basis, however, a determination may be made not to extend the restriction to debt securities of the company where the transaction would not appear to have a material price or credit impact on those securities.

                  4. Termination of the Restriction

    135       As a general matter, securities placed on the Restricted List because of a merger, acquisition, leveraged buy-out, divestiture, restructuring or similar transaction will remain on the Restricted List until all material conditions to the completion of the transaction (such as the receipt of any required stockholder approval) have been satisfied, an announcement has been made that the contemplated transaction is not going forward or Lehman Brothers' engagement or involvement in the transaction has been terminated or fulfilled. In the case of transactions subject to regulatory approval following a shareholder vote, the securities generally will remain on the Restricted List until approval has been obtained. The securities may be removed from the Restricted List after the shareholder vote, but before final regulatory approval is received, if (i) Lehman Brothers' active involvement with the company has terminated, (ii) it is unlikely Lehman Brothers will render further services or advice in connection with the transaction or regulatory review, or (iii) regulatory approval appears to be perfunctory or routine. The existence of significant issues that may impede regulatory approval is relevant in assessing the likelihood of further Lehman Brothers involvement.

         B. Underwritings and Other Offerings

The Lehman Brothers Restricted List policy as it applies to offerings of securities is derived primarily from Regulation M under the Securities Exchange Act of 1934 and Section 5 of the Securities Act of 1933 and rules thereunder.

                  1. General Provisions for Offerings

    136       Pursuant to Regulation M, listed and over-the-counter equity securities that have an average daily trading volume of at least $1 million and a public float of at least $150 million are not restricted. Equity securities with an average daily trading volume of at least $100,000 and a public float of at least $125 million are placed on the restricted list one business day prior to pricing.

    137       Securities that do not meet these thresholds will be restricted five business days prior to pricing.

    138       Restrictions only apply to the securities to be offered and securities into which the offered securities are convertible or exchangeable.

                  2. Exception for Investment Grade Debt and Preferred Offerings

    139       Restrictions relating to non-convertible debt and preferred stock offerings are not required where the securities being distributed, as well as any outstanding debt or preferred stock being purchased in the secondary market, are rated investment grade by at least one nationally recognized rating agency (e.g., Moody's Investors Service, Standard & Poor's Corp., Fitch's Investor Service, Duff & Phelps, Inc. or McCarthy, Crisanti & Maffei, Inc.).

                  3. Unregistered Secondary Offerings

    140       Regulation M applies to both registered and unregistered (other than Rule 144A) distributions of securities. As a result, securities that are the subject of unregistered secondary offerings that are deemed to be "distributions" must be placed on the Restricted List if the decision to proceed is made before the market closes. Similarly, if the decision is made after the close, but the distribution is not completed before the opening the following day, the securities must be placed on the Restricted List. Unregistered secondary offerings subject to Regulation M include spot secondaries, exchange distributions, OTC internal distributions and Rule 144 or similar transactions. The restriction, however, applies to "distributions," which are offerings of securities distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.

    141       The unit responsible for the distribution must contact the
         Firm-Wide Coordinating Office to assure that the securities in distribution are placed on the Restricted List. Questions about whether a contemplated unregistered secondary offering constitutes a Regulation M distribution should be referred to members of the Legal & Compliance Department.

         C. Exception for rule 144A Offerings

Rule 144A transactions sold only to qualified institutional buyers are exempt from Regulation M.

                  1. Special Requirements for Options

    142       During the relevant restriction periods described above, call option purchases and put option sales in proprietary and employee accounts are prohibited except for certain closing transactions as described below. In addition, purchases of the underlying stock may not be made to cover a short call position on receipt of an exercise notice, although stock may be borrowed to satisfy the exercise. For option positions established before Lehman Brothers' participation in the distribution, Lehman Brothers and employee accounts may effect closing call option purchases and closing put option sales. Lehman Brothers proprietary accounts, as a matter of Firm policy, generally will be precluded from closing out or exercising options positions after the first day the overlying security was placed on the Restricted List; in exceptional circumstances, however, Firm proprietary accounts may be allowed to close out short call and long put positions or exercise long call positions established before Lehman Brothers' participation in the distribution, as permitted by Regulation M. Regulation M prohibits the exercise of any proprietary call position established after Lehman Brothers became a participant in the distribution if exercise would occur within five business days of the planned offering date.

         D. Nature of Restriction

At the time a security is placed on the Restricted List because of Lehman Brothers' activity as an underwriter or other participant in a distribution, all solicited purchases of the security are prohibited. Solicitation of customer sales is generally permitted. Generally, the Firm may not distribute to clients research reports, letters or other sales information, other than a prospectus, pertaining to a security on the Restricted List.

Lehman Brothers' proprietary trading in the restricted securities is prohibited during the duration of the restriction. Limited exceptions to this prohibition are set out below.

Once a security has been restricted due to an underwriting or other offering, accounts managed by Lehman Brothers investment advisers or investment managers, or by investment managers or investment advisers at firms affiliated with Lehman Brothers, will not be permitted to purchase the security except to the extent allowed by Regulation M under the Securities Exchange Act of 1934 and Rule 10f-3 under the Investment Company Act of 1940.

         E. Additional Exceptions to Offering Restriction

Regulation M provides exceptions for a variety of transactions that may be permissible when a security is otherwise under restriction. The following are the major exceptions.

                  1. Unsolicited Agency Transactions

    143       Brokerage transactions not involving the solicitation of a customer's order are permitted. Thus, if a Lehman Brothers salesperson receives an unsolicited order in a restricted security, Lehman Brothers may act as the customer's agent in executing the order.

                  2. Unsolicited Block Transactions

    144       An unsolicited, privately negotiated purchase of a block of a restricted security is permitted, provided the purchase by Lehman Brothers is from a non-broker/dealer client and is not effected from or through a broker or dealer.

    145       A "block" purchase is defined as a trade with an aggregate price of not less than $200,000, or consisting of at least 5,000 shares with a price of at least $50,000, or consisting of at least 2,000 shares (or, where the customary trading unit is other than 100 shares, 20 of such trading units) and totaling 150% or more of the average daily trading volume for the past four weeks.

                  3. Closing Sale Transactions

    146       As a matter of Firm policy, proprietary trading accounts (other than Risk Arbitrage) will generally be permitted one trading day after the entry of an underwriting restriction to liquidate any existing long positions in a security. Otherwise, the position generally will be frozen for the duration of the restriction. If Risk Arbitrage has not already liquidated or frozen a position (as discussed above) it will also be given one day to liquidate or freeze the position. Market-making must cease immediately upon commencement of the cooling off period for an underwriting (other than "passive" market-making undertaken in compliance with Regulation M discussed below). Regulation M prohibits offers to buy or the solicitation of offers to buy securities subject to an underwriting restriction throughout the period of restriction. Under exceptional circumstances, the Firm-Wide Coordinating Office may approve liquidation of positions previously frozen under the Firm policy to the extent allowed by Regulation M. If Lehman Brothers has purchased a block as principal, Regulation M allows it to sell the block.

                  4. Passive Market-Making

    147       Rule 103 of Regulation M permits passive market making during the restricted period in connection with most distributions of NASDAQ securities in order to alleviate special liquidity problems that could exist for NASDAQ securities if distribution participants were required to withdraw as market makers during this period.

    148       Rule 103 retains the core provisions of Regulation M in limiting a passive market maker's bids and purchases to the highest current independent bid and in capping the amount of net purchases that a passive market maker can make on any day to 30% of its average daily trading volume.

    149       As long as these limits are met, the security is not placed on the
         Restricted List, but remains on the Research Quiet List. If those levels are exceeded, the Firm must withdraw as a passive market maker and the security must be placed on the Restricted List for the remainder of that day.

                  5. Foreign Securities

    150       The SEC has provided exemptive relief in a variety of ways with respect to offerings of securities by foreign issuers. In particular:

         - offerings of foreign securities exempt from registration pursuant to Rule 144A are exempt from restriction.

         - offerings made by certain highly capitalized issuers domiciled in Germany, France or the U.K. are also exempt.

         - on a case-by-case basis, the SEC has granted exemptions from Rule 10b-6 for certain offerings by foreign issuers, generally subject to detailed terms and conditions.

                  6. Stabilization Transactions

    151       Stabilization transactions are permitted in accordance with Rule
         104 of Regulation M.

    152       The purpose of Rule 104 is to permit underwriters to conduct stabilizing transactions, but only for the purpose of preventing or retarding a decline in the market price of a security to facilitate an offering.

    153       Rule 104 defines stabilizing as "the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security". Questions regarding the application of the Firm's Restricted List policy and relevant SEC or other rules to an offering should be directed to a member of the Legal & Compliance Department.

         F. Securities to Be Restricted

Unlike restrictions for mergers, acquisitions and related transactions, which generally apply to all securities of the affected companies, the securities covered by restrictions for underwriting vary depending on the nature of the offering. The securities subject to restriction are determined by the following guidelines.

                  1. Securities Being Distributed

    154       The security that is the subject of the distribution, any security of the same class and series, and any right to purchase any of these securities, must be placed on the Restricted List.

                  2. Related Debt Securities

    155       Outstanding fixed income securities of the issuer that are considered to be of the "same class and series" as the securities being distributed are also subject to restriction. Factors to be considered in determining whether securities are of the "same class or series" include relative interest rates and maturity and differences in ranking (senior/subordinated) or security (secured/unsecured), redemption features, ratings and trading markets and patterns.

                  3. Convertible Securities

    156       The distribution of a security that is "immediately" exchangeable for or convertible into another security, or which entitles the holder "immediately" to acquire another security, is deemed to include a distribution of the other security. For example, in an offering of convertible debentures, both the convertible debenture and the common stock into which it is convertible may be required to be included on the Restricted List.

                  4. Options and Rights

    157       A right to purchase a security being distributed must be included on the Restricted List. This includes subscription rights, warrants, options and similar instruments. Outstanding convertible debt or preferred securities may be viewed as "rights" to purchase the underlying common stock requiring inclusion on the Restricted List.

Questions regarding the securities subject to restriction should be directed to a member of the Legal & Compliance Department.

         G. Effect of Restriction on Employee Transactions

The effect on employee and employee-related accounts is generally the same for underwritings as it is for mergers, acquisitions and related financial transactions. The nature of these restrictions is discussed above.

         H. Termination of the Restriction

                  1. Public Offerings

    158       For registered public offerings, securities must remain restricted until Lehman Brothers has completed its participation in the distribution. As a managing underwriter or syndicate member, Lehman Brothers is deemed to have completed its participation when: (i) it has distributed its participation, including all other securities of the same class acquired in connection with the distribution, and (ii) any stabilization arrangements and trading restrictions have been terminated by the managing underwriter. Placement of securities in a Firm investment account is deemed to be a distribution of Lehman Brothers' participation, provided the Firm's investment account policy is thereafter observed.

    159       Lehman Brothers as an underwriter is deemed to have distributed its securities when it has received purchase commitments from customers, even though it has not yet mailed confirmations and final prospectuses and the closing has not yet occurred.

    160       In the case of a successful offering, the managing underwriter will obtain "all sold" confirmations from the members of the syndicate and will then terminate trading restrictions and stabilization arrangements. At this point, the managing underwriter may cover the syndicate short position and members of the syndicate, assuming they actually have sold all securities, are free to remove the subject securities from restriction.

    161       In the case of an unsuccessful offering, the managing underwriter may terminate the syndicate, pull the stabilizing bid (if any), terminate price and trading restrictions and leave the underwriters on their own to sell their underwritten securities. In such a case, each individual underwriter will be free to remove the securities from restriction once it has completed its portion of the distribution, even though other underwriters may continue to hold undistributed securities.

    162       The Syndicate Department will notify the applicable trading desk and the Firm-Wide Coordinating Office when the syndicate is terminated. The applicable trading area will notify the Firm-Wide Coordinating Office when Lehman Brothers' proprietary trading account short position has been closed, and indicate the date and time of syndicate termination. The Firm-Wide Coordinating Office will remove the securities from the Restricted List at that time.

                  2. Unregistered Secondary Offerings

    163       For unregistered secondary offerings, the securities will be removed from the Restricted List when Lehman Brothers has distributed all securities under the offering and any stabilization activity has been terminated. In connection with a spot secondary or exchange distribution, the applicable trading desk is responsible for notifying the Firm-Wide Coordinating Office to remove the securities from the Restricted List.

                  3. Selling Group Participation

    164       Where Lehman Brothers has participated in a selling group as a selected dealer, securities will be removed from the Restricted List when Lehman Brothers' requested allotment has been distributed. The Syndicate Department will advise the Firm-Wide Coordinating Office when the securities may be removed from the Restricted List.

                  4. Investment Accounts

    165       The restriction may be terminated in the event Lehman Brothers is unable to distribute its allotment as an underwriter if it can be demonstrated that the unsold securities are being held by Lehman Brothers for investment purposes. To demonstrate this investment intent, it will generally be necessary to hold the securities in a Firm investment account for a period of time. If Lehman Brothers later decides to sell securities placed in an investment account, and the determination is made that such sale constitutes a distribution, the subject securities must again be placed on the Restricted List and sales must be made in accordance with the prospectus delivery requirements of the Securities Act of 1933. The Legal & Compliance Department should be notified before any securities are placed into or sold from the investment account.

         I. Securities of Lehman Brothers' Affiliates

The third category of securities on the Restricted List consists of securities issued by Lehman Brothers and affiliates of Lehman Brothers (collectively, "Affiliates"). For purposes of the Restricted List, Affiliates are corporations or other entities deemed to be controlled by Lehman Brothers, generally as a consequence of Lehman Brothers' ownership of voting securities or of having representatives on the boards of directors of the companies. These securities remain continuously on the Restricted List, although the specific restrictions imposed may vary from time to time. For these securities, the following requirements are in effect.

                  1. Employee Transactions

    166       Transactions in employee and employee-related accounts in the securities of Affiliates are permitted only with the prior approval of the Firm-Wide Coordinating Office. The definition of employee and employee-related accounts is set out above. Employee and employee-related accounts that purchase such securities must do so for investment purposes only. Consequently, the holding period for such purchases should not be less than six (6) months. All purchases of securities of Affiliates for employee and employee-related accounts must be made through an Investment Representative, and may not be entered directly by the employee. Short positions in these securities may not be maintained. The only permissible options positions are the sale of covered calls or the purchase of puts to protect existing positions in the underlying stock. All purchases of calls and sales of puts, as well as any sales of calls or purchases of puts other than for the hedging purposes described above, are prohibited.

    167       All purchases and sales of securities of Affiliates may be restricted during certain periods before and after earnings releases. Lehman Brothers securities generally cannot be purchased or sold the day Lehman Brothers' earnings are released as well as the day preceding such announcement. Restrictions of two days or more may be imposed following other significant announcements. For further information on trading in Lehman Brothers securities, see the Lehman Brothers Personal Investment Policy.

    168       In addition to these restrictions, it is illegal for any employee, regardless of title or rank, to engage in any transactions in any securities of an Affiliate at a time when he or she knows of material information with respect to such Affiliate not known to the general public. It is also illegal for a person with material non-public information to reveal that information to others for use in the trading of securities. These legal restrictions and other limitations are described further in the Lehman Brothers Code of Conduct. All Lehman Brothers employees are subject to the Code of Conduct and should be familiar with its contents.

                  2. Customer Transactions

    169       Transactions in equity securities (e.g., common stock, convertible securities, options, warrants) of Affiliates may not be solicited other than by prospectus. Lehman Brothers, however, may act as a client's agent in executing unsolicited orders in these securities. In these cases, a letter of non-solicitation may be sent to the client. In general, it is permissible to solicit the purchase of debt securities of Affiliates as long as a market-making prospectus is in effect with respect to those securities.

                  3. Research

    170       Under NYSE rules, Lehman Brothers is prohibited from making a recommendation regarding the equity securities of Affiliates. Accordingly, Lehman Brothers Equity Research analysts may not publish earnings estimates or rankings with respect to the common stock of Affiliates. However, with the prior approval of the Legal & Compliance Department, Lehman Brothers' Equity Research analysts may be able to publish "factual" reports on these companies that report on events and conditions, but do not provide an investment recommendation.

XLIII. General Interpretive and Exemptive Responsibility

Certain provisions of the Chinese Wall and Restricted List Policy reflect explicit requirements of the federal securities laws and exchange or other regulatory body rules. In compelling circumstances, regulatory bodies may grant exceptions to certain of these provisions. Other provisions have been adopted as a matter of Firm policy or are based on general requirements in the federal securities laws or exchange or other regulatory body rules that mandate that Lehman Brothers have a Chinese Wall and related policies without dictating their specific content. Where appropriate, and for good cause shown, exceptions may be granted to such provisions by the Legal & Compliance Department.

XLIV. Chinese Wall Policy Reference Chart

There are four general categories of restriction:

    171  R1 - Investment banking transactions

    172  R2 - Securities offerings

    173  R3 - Lehman Brothers and affiliated company securities

    174  R5 - Proprietary trading restrictions

Note: This chart is intended to provide basic information regarding Lehman Brothers' Watch List, Research Quiet List and Restricted List policies.

      TRANSACTION OR
         ACTIVITY                     WATCH LIST                 RESEARCH QUIET LIST               RESTRICTED LIST
---------------------------------------------------------------------------------------------------------------------------
EVENT OR ACTIVITY THAT       R-1- Once a project proceeds   R-1 - Once the transaction is   R1 - Once proposed
TRIGGERS A RESTRICTION       beyond the conceptual stage    more than 50% likely to         transaction is publicly
                             and a client has indicated     proceed by a date certain.      announced.
                             preliminarily an interest in
                             effecting a transaction.

                             R-2 - Once a project           R-2 - If negotiated, when       R-2 - Restriction applies one
                             proceeds beyond the            Lehman Brothers and issuer      business day prior to pricing
                             conceptual stage and a         decide to proceed with          if the average daily trading
                             client has indicated           underwriting; if competitive,   volume is greater than
                             preliminarily an interest in   when Lehman Brothers submits    $100,000 and the public float
                             effecting an offering of       a bid. For IPOs, additional     is greater than $25 million.
                             securities.                    25 or 90 day Research Quiet     If average daily volume is
                                                            restriction applies AFTER       greater than $1 million and
                                                            offering is complete.           public float is greater than
                                                                                            $150 million, no restriction.

                             R-3 - Not applicable. Lehman   R-3 - Not applicable. Lehman    R-3 - Not applicable. Lehman
                             Brothers and affiliate         Brothers and affiliate          Brothers and affiliate
                             securities always on           securities always on            securities always on
                             Restricted List.               Restricted List.                Restricted List.
---------------------------------------------------------------------------------------------------------------------------
RESEARCH                     Permissible.                   R-1 - Research on companies     R-1 - Research must be
                                                            on Research Quiet List          approved by Legal &
                                                            reviewed on a case-by-case      Compliance. Transaction can
                                                            basis and may be delayed,       be discussed as long as
                                                            pulled or revised.              Lehman's role is announced.
                                                            Generally, neither the
                                                            written reports nor oral
                                                            comments may address the
                                                            proposed investment banking
                                                            transaction.

                                                            R-2 - Reports on companies on   R-2 - The same restrictions
                                                            Research Quiet List reviewed    apply as when securities are
                                                            on a case-by-case basis and     on Research Quiet List.
                                                            may be delayed, pulled or
                                                            revised.

                                                                                            R-3 - Written research
                                                                                            reports precluded; oral
                                                                                            comment should be limited to
                                                                                            factual discussion of
                                                                                            earnings announcements or
                                                                                            other publicly disclosed
                                                                                            developments.
---------------------------------------------------------------------------------------------------------------------------
PROPRIETARY TRADING  -       Must freeze or liquidate       Not Applicable.                 Must freeze or liquidate
                             existing positions; may not                                    existing positions; may not
RISK ARBITRAGE               establish new positions.                                       establish new positions.
---------------------------------------------------------------------------------------------------------------------------

      TRANSACTION OR
         ACTIVITY                     WATCH LIST                 RESEARCH QUIET LIST               RESTRICTED LIST
---------------------------------------------------------------------------------------------------------------------------
PROPRIETARY TRADING  -       Permissible.                   Permissible.                    R-1 - Generally must cease
                                                                                            market-making immediately.
MARKET-MAKING
                                                                                            R-2 - Passive Market Making
                                                                                            and stabilization permitted
                                                                                            pursuant to Rules 103 and 104
                                                                                            of Regulation M.
---------------------------------------------------------------------------------------------------------------------------
PROPRIETARY TRADING  -       Permissible.                   Permissible.                    R-1 - Existing positions must
                                                                                            be frozen or liquidated
OTHER PROPRIETARY TRADING                                                                   within 24 hours; may not
                                                                                            establish new positions.

                                                                                            R-2 - Existing long positions
                                                                                            must be frozen or liquidated
                                                                                            within 24 hours; may not
                                                                                            establish new positions,
                                                                                            except that unsolicited
                                                                                            blocks may be purchased.
                                                                                            R-3 - Not permitted.
---------------------------------------------------------------------------------------------------------------------------
CLIENT TRANSACTIONS          Permissible.                   Permissible.                    R-1 - Solicited purchases not
                                                                                            permitted; solicited sales
SOLICITED CLIENT ORDERS                                                                     permitted (i) after security
(INCLUDING DISCRETIONARY                                                                    has been restricted one full
ORDERS)                                                                                     day; (ii) if client has owned
                                                                                            security for 15 days; and
                                                                                            (iii) with Branch Manager
                                                                                            approval (initialed on order
                                                                                            form).

                                                                                            R-2 - Solicited purchases not
                                                                                            permitted; solicited sales
                                                                                            generally permitted.

                                                                                            R-3 - Neither solicited
                                                                                            purchases nor sales permitted
                                                                                            other than by prospectus.
---------------------------------------------------------------------------------------------------------------------------
CLIENT TRANSACTIONS          Permissible.                   Permissible.                    Permissible.

UNSOLICITED CLIENT ORDERS
---------------------------------------------------------------------------------------------------------------------------
CLIENT TRANSACTIONS          No limitations.                No limitations.                 R-1, R-2 - Positions cannot
                                                                                            be established or increased;
MANAGED ACCOUNTS                                                                            positions can be liquidated
                                                                                            two days after security
                                                                                            placed on restriction.

                                                                                            R-3 - Not permitted.
---------------------------------------------------------------------------------------------------------------------------

      TRANSACTION OR
         ACTIVITY                     WATCH LIST                 RESEARCH QUIET LIST               RESTRICTED LIST
---------------------------------------------------------------------------------------------------------------------------
EMPLOYEE TRADING             Permissible.                   Permissible; however,           R-1, R-2 - Employee trading
                                                            employee trading generally      restricted for one full day
NOTE: Individual                                            restricted for one full day     following entry of
departments or business                                     after issuance of research      restriction; thereafter,
units may impose                                            report that contains a          liquidations permitted.
additional employee                                         numerical ratings change, or
trading restrictions                                        adds or drops a security from   R-3 - Permitted with prior
                                                            coverage or recommended list.   approval of Personal
                                                                                            Investment Officer and / or
                                                                                            Firm-Wide Coordinating
                                                                                            Office; short positions
                                                                                            prohibited; trading
                                                                                            restricted the day before and
                                                                                            the day earnings are
                                                                                            released; trading generally
                                                                                            restricted following major
                                                                                            news announcements about
                                                                                            Lehman Brothers or affiliates.
---------------------------------------------------------------------------------------------------------------------------

(i) LEHMAN BROTHERS

(ii) POLITICAL CONTRIBUTIONS POLICY

POLITICAL CONTRIBUTIONS POLICY...............................................................       1

POLICY STATEMENT.............................................................................       1

CONTRIBUTIONS TO THE FIRM'S PAC..............................................................       1

CHARITABLE CONTRIBUTIONS AND CONTRIBUTIONS TO BALLOT ISSUES..................................       1

INTRODUCTION.................................................................................       2

RECORDS REQUIREMENT-DISCLOSURE REQUIREMENT...................................................       2

VOLUNTEER WORK...............................................................................       2

DEFINITIONS..................................................................................       3
      Political Contribution.................................................................       3
      Pre-Clearance..........................................................................       3
      Restricted Jurisdictions...............................................................       3
      Restricted Persons.....................................................................       4

PERSONAL POLITICAL CONTRIBUTIONS.............................................................       5

NO REIMBURSEMENT.............................................................................       5

IN RESTRICTED JURISDICTIONS..................................................................       5
      Connecticut:...........................................................................       5
      Vermont:...............................................................................       5
      Florida:...............................................................................       5
      Los Angeles:...........................................................................       5

BY RESTRICTED PERSONS........................................................................       5
      Joint Account Contributions............................................................       5
      Permissible Contributions by Restricted Persons........................................       5

BY EMPLOYEES WHO ARE NOT RESTRICTED PERSONS..................................................       7
      New Hires..............................................................................       7
      Existing Employees.....................................................................       7
      Municipal Finance "Finders"............................................................       7

CERTIFICATION FORM...........................................................................       8

REQUEST FOR PRE-CLEARANCE OF PERSONAL POLITICAL CONTRIBUTION.................................       9

CONTRIBUTIONS BY THE FIRM, ITS POLITICAL ACTION COMMITTEE, AND ITS RELATED ENTITIES..........      10

RESTRICTED GROUP.............................................................................      10

PERMISSIBLE CONTRIBUTIONS....................................................................      10

CONTRIBUTIONS TO FEDERAL CANDIDATES..........................................................      10

CONTRIBUTIONS TO STATE LEGISLATIVE OFFICIALS OR CANDIDATES FOR STATE LEGISLATIVE OFFICE......      10

EMPLOYEE REQUESTS FOR POLITICAL CONTRIBUTION BY THE FIRM OR PAC..............................      11

CORPORATE POLITICAL CONTRIBUTION REQUEST FORM................................................      12

ACKNOWLEDGMENT...............................................................................      13

XLV. Political Contributions Policy

XLVI. Policy Statement

Political contributions to state and local officials and candidates for state and local office, made by the Firm and by employees of the Firm, have been and remain a matter of concern to the Securities Exchange Commission (the "SEC") and the Municipal Securities Rulemaking Board (the "MSRB"). In addition, certain states and political subdivisions have implemented statutes imposing restrictions and limitations on, or requiring disclosure of information concerning political contributions made by the Firm and its employees.

Therefore, in furtherance of the ethical principles adopted by the Firm, to ensure our ability to conduct business without restriction, and to avoid adverse legal and regulatory consequences, the Firm has established, and will revise from time to time, this political contributions policy (this "Policy"). Our objective in this effort is to make certain that neither the Firm nor any of its employees makes any political contribution that might create the appearance of or a suggestion of impropriety.

NO EMPLOYEE MAY MAKE OR SOLICIT POLITICAL CONTRIBUTIONS FOR THE PURPOSE OF INFLUENCING OR INDUCING THE OBTAINING OR RETAINING OF MUNICIPAL FINANCE BUSINESS OR ANY OTHER BUSINESS FOR THE FIRM.

         A. Contributions to the Firm's PAC

    175       Nothing in this Policy prohibits employees who are otherwise eligible to do so, from contributing to the Action Fund of Lehman Brothers Inc., the Firm's political action committee.

         B. Charitable Contributions and Contributions to Ballot Issues

    176       Nothing in this Policy prohibits employees who are otherwise eligible to do so, or the Firm, from making charitable contributions and contributions to ballot issues.

Please call Edmund Papantonio (212-526-4655) or Tracy Whille (212-526-3532) in the Legal and Compliance Department if you have any questions about the Policy or how it affects you. We appreciate your cooperation with our attempts to ensure that Lehman Brothers and its employees continue to maintain the highest standards of personal and professional conduct.

XLVII. Introduction

It is necessary that each employee read the entire Policy carefully and refer to it as needed. In particular, ALL employees should review and become familiar with the provisions concerning:

    177       Restricted Jurisdictions. Requirements vary with respect to (i)
         the employees to which they apply, (ii) the style of candidate to which they apply, and (iii) whether such contributions are prohibited outright, or subject to limits on the amount contributed.

    178       Restricted Persons. Certain contributions could ban the Firm from municipal finance business in the affected jurisdiction for two years from the date of the contribution, including those made by an individual who is not, at the time of the contribution, a Municipal Products employee or supervisor.

         A. Records Requirement-Disclosure Requirement

Each employee is required to maintain and retain for at least three years, complete and accurate written records of contributions to state and local officials and candidates that are made, directed or solicited (i) by them, and
(ii) by their immediate family members, to the extent they are aware of such contributions. Records should include the candidate's name, offices held and sought, and the date and amount of the contribution or solicitation. From time to time, employees will be required to disclose such records or the information contained therein to the Firm, and the Firm may disclose such records or information to the MSRB or other regulatory or self-regulatory organization, or to a duly authorized governmental agency or authority.

Information disclosed to the Firm under this Policy will be used only to assure compliance with applicable statutes, rules, regulations, and Firm policies. In no event will such information have any impact on an employee's status with or compensation by the Firm, except that violation of the Policy, failure to make required disclosures, or falsification or concealment of requested information, may subject employees to disciplinary action by the Firm.

         B. Volunteer Work

Employees are not permitted to use the Firm's name, facilities, property or resources, including Firm personnel and employee work time, in support of a campaign. An employee volunteering services on his or her time is not restricted by this Policy, although, in most circumstances, the costs incurred in connection with such volunteer activity will be considered a personal contribution made by that volunteer.

XLVIII. Definitions

                  1. Political Contribution

    179       For purposes of the Policy, the term "political contribution"
         includes payments, gifts, loans, advances, or the solicitation of such contributions, whether direct or indirect, for use in connection with an election campaign. Payments made to attend functions for the benefit of a campaign, as well as contributions of goods or services to a campaign, including service on any campaign committee, whether a fund-raising committee or not, are all political contributions. Contributions to inaugural and transition committees, contributions to reduce a candidate's campaign-related debt, and position papers prepared in connection with a campaign are also considered political contributions.

                  2. Pre-Clearance

    180       Pre-Clearance is a form of approval by the Legal and Compliance
         Department, and is mandatory for all solicitation activity and for the personal political contributions of all Restricted Persons. It allows the Firm to confirm the status of the candidate, and to determine that the proposed contribution is consistent with the Firm's principles and the intent of this Policy. Requests for Pre-Clearance of Personal Political Contributions must be made on the attached form and submitted to the Legal and Compliance Department at least one week before the date on which the contribution is to be made.

                  3. Restricted Jurisdictions

    181       Certain state and local political subdivisions have implemented statutes creating special prohibitions, restrictions, and limitations on the political contributions of employees of firms that provide investment, brokerage, or other financial services to that jurisdiction. (See "In Restricted Jurisdictions" below) The jurisdictions known to have such statutes are:

    182       Connecticut

    183       Florida

    184       Vermont

    185       City of Los Angeles

    186       Other jurisdictions require disclosure by the Firm of political contributions, either periodically or in connection with an opportunity for the Firm to provide services in that jurisdiction. For example, such disclosure requirements are known to exist in Maryland, Delaware, and Rhode Island.

    187       IT SHOULD BE NOTED THAT IN RHODE ISLAND, EMPLOYEES WHO HAVE MADE
         REPORTABLE CONTRIBUTIONS HAVE A PERSONAL LEGAL OBLIGATION TO FILE AN INDIVIDUAL AFFIDAVIT WITH THE STATE IF THEY DO NOT RESPOND TO THE FIRM'S REQUEST FOR INFORMATION ABOUT THEIR CONTRIBUTIONS.

                  4. Restricted Persons

For purposes of the Policy, the term "Restricted Person" includes:

         1.   all members of the Operating Committee of Holdings;

         2.   all Managing Directors;

         3. all non-clerical employees in the Municipal Products Area (which includes Public Finance, as well as Sales, Trading, Underwriting, Research, Derivatives, and Transaction Management for municipal products);

         4.   all non-clerical employees in the Reinsurance Products area;

         5. any employee PRIMARILY engaged in such activities as (i) trading or sales of municipal securities (ii) investment advice with respect to municipal securities; or (iii) communication, directly or indirectly, with public investors in municipal securities;

         6. any employee that engages or has engaged (however infrequently) in the solicitation of finance business from a non-federal governmental issuer, authority or agency (such as responding to a Request for Proposal, making a presentation to an issuer official, or being in attendance at a meeting where such solicitation occurs); and

         7. the direct and indirect supervisors of any employee described in 3., 4., 5., and 6. above.

Note: Those employees of the Firm that cease to have the status described in 3., 4., 5., and 6. continue to be covered by this Policy as a Restricted Person for a period of two years following the change in their status.

XLIX. Personal Political Contributions

         A. No Reimbursement

A political contribution made by an employee, including payment to attend a function for the benefit of a campaign, is NOT eligible for reimbursement by the Firm.

         B. In Restricted Jurisdictions

                  1. Connecticut:

    188       No (i) director (including an outside director), (ii) employee with a title of Senior Vice President or above, or (iii) employee with managerial or discretionary responsibility, may make a political contribution to, or solicit a contribution on behalf of, any state or local candidate.

                  2. Vermont:

    189       No employee with managerial or discretionary responsibility may make a political contribution to, or solicit a contribution on behalf of, candidates for State Treasurer.

                  3. Florida:

    190       No (i) principal, (ii) agent, (iii) officer, or (iv) professional employee may make political contributions in excess of $100 to candidates for Governor, or any State Cabinet position (which is currently comprised of the Secretary of State, Attorney General, Treasurer, Comptroller, Agriculture and Consumer Services Commissioner, and Education Commissioner).

                  4. Los Angeles:

    191       Neither the Firm's (i) president; (ii) board chairperson; (iii)
         chief executive officer; (iv) chief operating officer; nor (v) any non-clerical employee of the Municipal Products Area or ANY employee who communicates with a City officer or City employee for the purpose of influencing the selection of an underwriter, may make political contributions in excess of $100 in any twelve month period to (i) the Mayor, (ii) the City Attorney, (iii) any member of the City Council, or
         (iv) any other City Official with the authority to make or participate in decisions concerning the sale of the City's bonds.

         C. By Restricted Persons

Restricted Persons (see "Definitions" above) must seek and obtain Pre-Clearance from the Legal and Compliance Department for all of their proposed political contributions and solicitation activity. Restricted Persons generally are prohibited from making, directing, soliciting, or coordinating political contributions to state or local officials (including those who are running for positions that are not state or local offices) or candidates for state or local office, or to state or local political party committees, or to state or local political action committees ("PACs").

                  1. Joint Account Contributions

Contributions made by check drawn on a joint account in which a Restricted Person has an interest may be attributable in part or wholly to the Restricted Person, and are, therefore, subject to this Policy, including its Pre-Clearance Requirement.

                  2. Permissible Contributions by Restricted Persons

Subject to satisfaction of the Pre-Clearance Requirement, a Restricted Person is permitted to contribute to:

    192       a candidate for federal office who is NOT, at the time of
         contribution, a holder of state or local office, provided such contribution otherwise complies with federal election law;

    193       the building fund of a national party committee; and

    194       the federal account of a national party committee (UNLESS such contributions are directed by or made for the specific benefit of a state or local official or candidate running for federal office, or there is an indication that the contribution will be used to benefit such a particular candidate).

A Restricted Person is likely to receive Pre-Clearance by the Legal and Compliance Department if (i) the proposed contribution is NOT related to a Restricted Jurisdiction, (ii) all relevant facts and circumstances surrounding the contribution are able to be confirmed, AND (iii) it is a contribution to:

    195       a state or local official or a candidate seeking state or local office FOR WHOM THE INDIVIDUAL IS ENTITLED TO VOTE, provided the Restricted Person's contributions, in total, do not exceed $250 per candidate or official, per election (primary and general);

    196       a separately segregated conference or housekeeping account of a partisan association or of a state political party, provided that the association or party represents to the Firm, in writing, that (i) it has established a separately identified account to which the funds will be contributed, and (ii) no portion of such funds will be paid to any state or local official or candidate, or to any campaign committee for a state or local official or candidate, or otherwise used to support the election of any state or local official or candidate; or

    197       a state LEGISLATIVE official or candidate who does not also act in an executive capacity and whose position does not award, influence the awarding of, or appoint the officials who award municipal finance business.

         D. By Employees Who Are Not Restricted Persons

                  1. New Hires

All newly-hired employees are required to acknowledge receipt of the Lehman Brothers Political Contributions Policy and agree to comply with it in all respects.

Because of the need to comply with MSRB Rule G-37, and since covered contributions, made within two years prior to joining the Firm, could disqualify the Firm from municipal finance business in the affected jurisdiction for two years, an individual under consideration for hiring in the Municipal Products Area must disclose his or her relevant contribution history, be provided with a copy of this Policy, and complete the Certification Form attached hereto.

                  2. Existing Employees

An employee under consideration for a Restricted Person position is required, before becoming a Restricted Person, to disclose his or her relevant contribution history. Accordingly, the responsible Manager must ensure that any individual under consideration for such a position is questioned about his or her relevant contribution history, is provided with a copy of this Policy, and completes the Certification Form attached hereto.

                  3. Municipal Finance "Finders"

Because covered contributions made as much as two years prior to acting as a finder of municipal finance business could disqualify the Firm from such business in the affected jurisdiction for two years, no employee may solicit municipal finance business from a non-federal governmental issuer, authority or agency, or act as a "finder" of such business, unless such person has first obtained the approval of both the head of the Municipal Products Area and the Legal and Compliance Department to do so.

                             L. Certification Form

I hereby certify that during the past two years, I have made no contribution to a candidate for state or local elective office or to any state or local official seeking other elective office, with the following exceptions:

      Please list all such contributions made in the last two years below.
         (Include Date of Contribution, Amount of Contribution, Name of
           Candidate, Office Sought, Candidate's Title at the Time of
                                  Contribution)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

             PLEASE COMPLETE FULLY THE INFORMATION REQUESTED BELOW.

SIGNATURE:     _________________________________________________________________
DATE:          _________________________________________________________________
NAME:          _________________________________________________________________
HOME ADDRESS:  _________________________________________________________________
                     (CITY)              (COUNTY)               (STATE)

                      COMPLETE THIS FORM AND RETURN IT TO:
                    EDMUND PAPANTONIO, SENIOR VICE PRESIDENT
                           745 7TH AVENUE, 30TH FLOOR
                               NEW YORK, NY 10019
                                FAX 212-520-0926

                        LI. Request for Pre-Clearance of
                         Personal Political Contribution

Name: _________________________________    Phone/Fax:___________________________
Title: ________________________________    Department:__________________________
Manager: _______________________________________________________________________
Home Address: __________________________________________________________________
Proposed Contribution Amount: __________________________________________________
Candidate's Name: ______________________________________________________________
Office Sought: _________________________________________________________________
Current Office Held: ___________________________________________________________
                             (Title)     (District)          (State)
Date of Election: _____________________ Primary or General Election:_________ Reason for making this contribution: ___________________________________________
List your previous contributions to this candidate (include dates and amounts for past two years.)
________________________________________________________________________________

Were you solicited to make a contribution by an employee of
the Firm?                                                         Yes      No
Are you intending to solicit others to make a contribution to
this candidate?                                                   Yes      No
Signature:_____________________________    Date: _______________________________
AUTHORIZATION AND CONDITIONS TO APPROVAL
Conditions: ____________________________________________________________________
Legal and Compliance Officer:__________    Date: _______________________________

                      COMPLETE THIS FORM AND RETURN IT TO:
                    EDMUND PAPANTONIO, SENIOR VICE PRESIDENT,
                           745 7TH AVENUE, 30TH FLOOR
                               NEW YORK, NY 10019
                               FAX (212) 520-0926

LII. Contributions by the Firm, Its Political Action Committee, And Its Related Entities

         A. Restricted Group

The following entities (collectively referred to as the "Restricted Group") are prohibited from making, directing, or soliciting political contributions at the state or local level:

    198       Lehman Brothers Inc. (the "Firm");

    199       its PAC;

    200       Lehman Brothers Holdings Inc. ("Holdings") (as the parent of the
         Firm); and

    201       all wholly owned subsidiaries of the Firm and Holdings.

         B. Permissible Contributions

Subject to its Pre-Clearance by the Legal and Compliance Department, any entity in the Restricted Group may contribute to:

    202       the building fund of a national party committee;

    203       the federal account of a national party committee (unless such contributions are directed by or made for the specific benefit of a state or local official or candidate running for federal office, or there is an indication that the contribution will be used to benefit such a particular candidate);

    204       a separately segregated conference or housekeeping account of a partisan association or of a state political party, provided that the association or party represents to the Firm, in writing, that (i) it has established a separately identified account to which the funds will be contributed, and (ii) no portion of such funds will be paid to any state or local official or candidate, or to any campaign committee for a state or local official or candidate, or otherwise used to support the election of any state or local official or candidate; or

    205       certain state legislative officials and candidates for state legislative office (see below).

         C. Contributions to Federal Candidates

Because direct or indirect contributions by the Firm or any affiliated corporate entity to candidates at the federal level violate federal law, only the PAC may contribute to candidates for federal office, provided such contributions otherwise comply with federal election law. However, to ensure compliance with Rule G-37, such contributions may be made by the PAC to candidates who are not holders of state or local office at the time of the contribution (other than a state legislative official as described below).

         D. Contributions to State Legislative Officials or Candidates for State Legislative Office

Except in the Restricted Jurisdictions, the Firm or the PAC may make political contributions to state legislative officials and candidates for state legislative office who do not also act in an executive capacity and whose position does not otherwise award, influence the awarding of or appoint the officials who award municipal finance business. Such contributions may be made only if (i) the contribution relates to legislative and political interest not specific to the municipal finance business, (ii) the contribution does not, in fact or appearance, have the purpose of influencing the obtaining or retaining of municipal finance business, and (iii) the contribution is otherwise permitted under applicable state law.

         E. Employee Requests for Political Contribution by the Firm or PAC

All requests made by an employee for a political contribution by the Firm or the PAC must be in writing, approved by the Department Manager, and be submitted to the Firm's Government Affairs Department, the Legal and Compliance Department, and the PAC Treasurer for their review and approval.

Any Firm employee requesting such a contribution to state legislative officials or candidates for state legislative office must also take all action necessary and appropriate to enable the employee to make following statement in the request:

         I have made such inquiries as are necessary for me to determine that, to the best of my knowledge, the office of [name of office], which is currently held or sought by [name of candidate] does not award, influence the awarding of or appoint officials who award municipal finance business.

An inquiry into the purpose of each proposed contribution will be made in order to assure that the proposed contribution falls within the standards of this Policy.

              LIII. Corporate Political Contribution Request Form

Type of Contribution (circle one):
         Ballot Issue Committee    Other Committee

COMMITTEE DESCRIPTION:
Name:__________________________________    State: ______________________________
Purpose: _______________________________________________________________________
Amount Requested:______________ Committee's Federal Taxpayer ID ________________
                                                               (e.g. 95-1234567)
Requested by: _________________________    Date: _______________________________
Election Information: Year: ___________    Debt Retirement:   Yes   No (circle)
Cycle (circle one):   Primary    General      Special  N/A
Contribution History: (Include amount, date and election information for prior contributions)
________________________________________________________________________________
________________________________________________________________________________
Make Check Payable to: (Required information: Name, Address and Treasurer)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
AUTHORIZATIONS:
Judith Winchester, Fax (202) 452-4791___________________   Date: _______________
Edmund Papantonio, Fax (212) 520-0926 __________________   Date: _______________
Ed Grieb, Tel. (212) 526-0588 __________________________   Date: _______________

                              LIV. ACKNOWLEDGMENT

I acknowledge that I have read and understand the Lehman Brothers Policy on Political Contributions. I agree to comply with the Policy and the procedures set forth therein in all respects.

Name:___________________________________________________________________________

Title:__________________________________________________________________________

Department: ____________________________________________________________________

Signature:______________________________________________________________________

Date: __________________________________________________________________________

              Please return the signed and dated acknowledgment to:

                    Edmund Papantonio, Senior Vice President

                           745 7th Avenue, 30th Floor

                               New York, NY 10019

POLICY ON APPROPRIATE USE OF LEHMAN BROTHERS' TECHNOLOGY

Originally Issued in 1998, Revised in February 2002

INTRODUCTION

    The Firm's technology(11) provides Lehman Brothers with a valuable tool for sending and receiving information and providing superior service to our clients and customers. Use of this technology comes with responsibilities that have security, compliance, productivity and ethical implications. The following global policy has been promulgated to clearly communicate the Firm's expectations with respect to the use of Firm technology. While the Firm recognizes there are sometimes regional differences in practices and expectations, this policy represents the high standard of conduct expected of all employees worldwide.

COVERED INDIVIDUALS

    This policy applies to all users of Lehman Brothers' technology, either at one of the Firm's worldwide office locations or from a remote location, and covers employees, agents, individuals working through temporary agencies and consultants.

POLICY

    1.   FIRM PROPERTY

         Lehman Brothers' technology is intended primarily for use in conducting Firm business and may be used in only limited circumstances for non business-related purposes. All electronic communications that are stored, composed or transmitted, including electronic mail and file transfers, over internal and external networks, are the property of Lehman Brothers and will be monitored and/or intercepted at the Firm's discretion. As such, all users shall conform to any security measures, which are in place to protect computer equipment and access control, and exercise proper control over passwords or any other security mechanisms.

APPROPRIATE USE

         - The Firm's technology may be used to send communications to clients, customers, Lehman Brothers colleagues and, on a limited basis, other individuals;

         - Lehman Brothers' internet access may be used for information retrieval, research and approved business-related purchases;

         - The Firm's technology may be used for limited personal use, e.g., checking the weather on the internet for vacation destinations, quick correspondence through the electronic mail system with family members and friends, and checking flight arrival/departure times for personal travel. It is essential that the use is not excessive and does not interfere with business-related responsibilities or activities

------------------------
(11) Technology includes, but is not limited to, all of the Firm's processing hardware (mainframe, servers and desk top computers), software (applications that support business processes, operating systems, utility software), networks and networking applications (PDAs, phone systems, voice mail, electronic mail, facsimile machines), and market data systems.

         - Electronic communications and technology use, including processing of data, should comply with all Firm policies and applicable laws and regulations, including laws governing the transmission of personal data. For more information, please refer to the Lehman Brothers Information Security Guide and the Lehman Brothers Global Protection of European Personal Data Policy.

INAPPROPRIATE USE

         The viewing, downloading, transmitting or accessing of sexually oriented material or offensive speech is strictly prohibited. In addition, the Firm's technology may not be used to:

    - Send messages or access Internet sites that disparage individuals on the basis of race, color, religion, gender, national origin, citizenship, veteran status, marital status, disability or sexual orientation or any other characteristic protected by local law;

         - Send messages or access Internet sites that are not consistent with or violate the Firm's Equal Employment Opportunity policy, the policies contained in the Firm's Code of Conduct or any other Firm policy;

         - Send messages or access Internet sites that are not consistent with or violate any other Firm policies;

         - Access, disclose or in any way make use of information that is not authorized or otherwise outside the scope of an individual's employment;

    - Solicit for charitable contributions or other non work-related items not sponsored by the Lehman Brothers Employee Activities Committee;

         -    Originate or distribute chain letters;

         - Send messages to large groups of employees (e.g., office-wide or divisional communications) without appropriate authorization. In most cases, appropriate authorization can be secured by contacting Corporate Communications at (212) 526-4064;

         - Participate in investment-related news groups or chat rooms or otherwise conduct business with the public in a manner that is inconsistent with the Firm's policies regarding communications with the public (See Chat Rooms and Bulletin Boards below);

    -    Advance personal gain or profit;

    - Establish a personal public presence (i.e., "Web Sites") on the Firm's systems;

         - Buy items from any source on the internet unless the item being purchased is approved as a business expense and is being purchased from an authorized vendor or has otherwise been authorized by the Firm; or

         - Engage in other, non business-related purposes not contained within the exceptions described above under "Appropriate Use".

CHAT ROOMS AND BULLETIN BOARDS

         Electronic traffic on the Internet is not anonymous. All Internet traffic originating from Lehman Brothers' technology can be traced to the Firm. Employees may not use the Firm's name, identify themselves as employees of the Firm or transmit communications relating to the Firm or the securities business in any public forum on the Internet.

    5.   POLICY COMPLIANCE

    1. The Firm's technology will be monitored and/or intercepted at Lehman Brothers' discretion to determine whether use is in accordance with this policy, and to investigate claims of inappropriate use of the Firm's systems.

    2. All employees are responsible for ensuring adherence to this policy and for taking appropriate steps, including notifying their manager, their business unit Human Resources representative or a representative in the Employee Relations Department in New York (e-mail: employeerelations@lehman.com), if they believe that a violation of this policy has occurred.

    3. Violations of the policy on Appropriate Use of Lehman Brothers' Technology will result in appropriate disciplinary action, up to and including the termination of an individual's employment.

LV. LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC

                                 CODE OF ETHICS

Every Lincoln Capital employee must review the Code of Ethics on an annual basis.

The purpose of this review is to underscore the importance of the standard of professional conduct required by Lincoln Capital. Please read all policies that are under the Code of Ethics carefully and do not hesitate to seek any clarification you may need from Lori Loftus.

After you have reviewed the Code of Ethics in its entirety and understand and accept the responsibility outlined in the Code, please sign and return this acknowledgement form to Carol Metz.

********************************************************************************

I have read the following policies in the Code of Ethics, have abided by all policies during the past year and will continue to follow all policies:
    Lehman Brothers Code of Conduct
    Lehman Brothers Personal Investment Policy
    Lincoln Capital Fixed Income (LCFI) Addendum
    Lehman Brothers Chinese Wall and Restricted List Policy
    Lehman Brothers Political Contributions Policy
    Policy on Appropriate Use of Lehman Brothers Technology

Employee's Signature ______________________________            Date ____________

Printed Name ______________________________________

ADDENDUM

                              JOINT CODE OF ETHICS

                       LINCOLN CAPITAL FIXED INCOME (LCFI)
                  LEHMAN BROTHERS ASSET MANAGEMENT INC. (LBAM)
                            LEHMAN BROTHERS INC. (LB)
                                       AND
           REGISTERED FUNDS FOR WHICH LBAM ACTS AS INVESTMENT ADVISER

Date: November 18, 2003

This is an Addendum to the following Lehman Brothers Policies for employees and personnel of Lincoln Capital Fixed Income Management Company, LLC (LCFI) and Lehman Brothers Asset Management Inc. (LBAM), certain Covered LB Persons of Lehman Brothers Inc. (LB) and Access Persons of registered investment funds for which LBAM serves as investment adviser (each a "Fund," and together, the "Funds"):

         Lehman Brothers Code of Conduct
         Lehman Brothers Personal Investment Policy
         Lehman Brothers Chinese Wall and Restricted List Policy
         Lehman Brothers Political Contribution Policy
         Policy on Appropriate Use of Lehman Brothers Technology

If there is a conflict between the Lehman Brothers policies and this Addendum, the Addendum shall control.

DEFINED TERMS

Access Person of a Fund shall mean any director, trustee, officer (other than an Administrative Access Person), general partner or Advisory Person of a Fund or of a Fund's investment adviser or sub-adviser. Notwithstanding, if a director or trustee of a Fund is an officer of an underwriter that is not affiliated with Lehman Brothers, LCFI or LBAM and is subject to such underwriter's Code of Ethics in compliance with the requirements of Rule 17j-1 promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"), then such director or trustee shall not be deemed to be an Access Person for purposes of this Addendum, and shall instead be governed by the requirements of such other Code of Ethics. The determination of whether an individual is an Access Person shall be made by the LBAM Legal and Compliance Department.

Administrative Access Person of a Fund shall mean any officer of a Fund who is also an employee of Investors Bank & Trust Company.

Advisory Person of a Fund or of a Fund's investment adviser means: (i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of any

Covered Security by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales, and (ii) any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by the Fund.

Covered LB Person of LB shall mean any director, officer or general partner of LB, in its capacity as a principal underwriter of a Fund, who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Fund for which LB acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to a Fund regarding the purchase or sale of a Covered Security.

Covered Person shall mean any Access Person, Covered LB Person or Employee.

Covered Security shall mean a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include: (i) direct obligations of the Government of the United States, (ii) banker's acceptances, bank certificates of deposits, commercial paper and high-quality short-term debt instruments, including repurchase agreements and (iii) shares issued by any open-end investment company registered under the 1940 Act.

Employee shall mean any employee or personnel of LCFI.

CHINESE WALL AND RESTRICTED LIST POLICY

The Restricted Lists do not apply to client accounts. The lists apply solely to employee personal trading accounts.

PERSONAL INVESTMENT POLICY

Each Covered Person and Administrative Access Person shall give client transactions priority over personal transactions, and ensure that any personal transactions do not adversely affect client interests.

Prohibition of Trading Fixed Income Issues by LCFI Benchmark Issuers

In addition to being prohibited from trading in securities on Lehman Brothers Restricted Lists, Employees and Access Persons are prohibited from trading in fixed income securities issued by LCFI Benchmark issuers. Benchmark issuers are listed on LCFI's intranet (Policy & Procedures) and updated semi-annually. In addition, current corporate issuer holdings (Investment Grade and High Yield) are prohibited.

Any securities issued by Benchmark issuers that were acquired (a) by former employees of Lincoln Capital Management (LCM) prior to their employment at LCM, and (b) all other employees of LCFI or Access Persons prior to their to employment at LCFI or LBAM are "grand-fathered," and do not have to be sold. Nor is sale required for a security bought whose issuer subsequently is designated a Benchmark issuer. LCFI employees and Access Persons may sell such securities only in accordance with Lehman

Brothers pre-approval process. Attached Sample Form A should be used to submit a trade request for any covered fixed income security.

Purchases of Private Securities

Covered Persons must complete the Outside Investment Request Form (Sample B) prior to the purchase of a private issue ("private placement(12)") and submit to the LCFI Personal Investment Officer (PIO). The LCFI PIO will forward the request to the Lehman Brothers PIO for approval. Prior approval must be obtained before a Covered Person may directly or indirectly acquire beneficial ownership in any security in a private placement.

The Lehman Brothers PIO will consider potential conflicts of interest with client accounts or client opportunities in deciding whether to approve a purchase of a private issue. If an issue which has been purchased by a LCFI or LBAM employee in a private placement (or another security of the same issuer) is ultimately considered by the adviser or sub-adviser as a viable prospect for purchase by clients, the employee or Access Person holding such an issue shall consult with the Lehman Brothers PIO who shall decide whether it is appropriate or desirable for the employee or Access Person to disqualify himself from any considerations with respect to the purchase or sale of such issue or such issuer for client accounts.

Initial Public Offerings

Because of the nature of the business relationship between LCFI and its securities brokers, Covered Persons are prohibited from purchasing shares in an initial public offering.

Furthermore, Covered Persons are prohibited from investing in other private funds that invest in shares offered in initial public offerings or from otherwise acquiring any other form of direct or indirect beneficial ownership in any securities in an initial public offering [without the prior approval of the LCFI PIO and Lehman Brothers PIO]. (In addition, those Employees or Access Persons who are officers and directors of LCFI or LBAM or whose activities are directly or indirectly involved in or related to the function of buying or selling securities would be considered restricted persons and be prohibited from sharing in the profits from transactions in such securities pursuant to the NASD's Free Riding and Withholding Interpretation, which LCFI and LBAM observes for its employees and client accounts.)

60-Day Rule

The holding requirement for Employees and Access Persons is 60 days, for all pre-approval issues.

Holding Period Exception

------------------------
(12) Private Placements includes hedge funds, limited partnerships, closely held corporations and any other private investment.

In the event of financial hardship, emergency or a significant (20% or more) market gain/loss, an Employee or Access Person may be eligible for an exception from the holding period requirement for any pre-approval issue. Such requests are subject to the review and approval of the LCFI PIO or LBAM PIO. Employees and Access Persons must hold a position for at least one day before seeking any exception.

The holding period exception does not apply to transactions in any security issued by Lehman Brothers.

Reporting and Certification Requirements

Subject to sub-paragraph G below, every Covered Person and Administrative Access Person must make the following reports and certifications except where otherwise indicated:

LVI. Initially Upon Employment or Upon Becoming an Access Person (or
         Administrative Access Person) or Covered LB Person

         Submit a statement of all individual Securities detailing the name of each Covered Security, number of shares/par owned, principal amount, and the name of the broker, dealer or bank where the Covered Security is held; due 10 days after hire or within 10 days of becoming a Covered Person date;

         Complete the Lehman Brothers Form A - Disclosure of Employee and
                  Employee-Related Accounts. (Not Applicable for Administrative Access Persons)

         Arrange for brokerage accounts to be transferred to Fidelity or Lehman
                  Brothers. All such accounts are to be set-up as employee or employee-related accounts in order for duplicate confirms of all personal trades and year-end statement of holdings to be received automatically by Lehman Brothers via the Aspire System. (Not Applicable for Administrative Access Persons)

         Certify that the Covered Person or Administrative Access Person has read and understood the Code of Ethics.

LVII. Quarterly

         Report all personal trades of Covered Securities in writing and report the establishment during the quarter of any Lehman Brothers, Fidelity or in which any Covered Securities were held for direct or indirect benefit of such person (see attached Form
                  C); due 10 days after the end of the quarter;

         Report corporate action activity (name changes, symbol changes, mergers, splits, etc.); and

         Report all gifts of securities received during the quarter; due 10 days after the end of the quarter. (Employees do not need to report personal trades in securities that are exempt from the pre-approval process).

         An Administrative Access Person must report all personal trades of Covered Securities in writing and report the establishment during the quarter of any account in which Covered Securities were held for the direct or indirect benefit of such person

         A.

LVIII. Annually

         Report on an Annual Disclosure form (see attached Forms D and E) all individual holdings in Employee and Employee-Related Brokerage Accounts or Administrative Access Person accounts, as well as directorships (as defined by Lehman Brothers Code of Conduct Policy), due January 30; and

         Certify that such person has read, understood and complied with the Code of Ethics (including the making of any required reports or disclosures) (Sample Form F).

LIX. Maintenance of Reports

         Reports shall be maintained in separate confidential files for each Covered Person and Administrative Access Person. The reports shall remain confidential and be reviewed by LCFI and/or Lehman Brothers compliance personnel. If necessary, the reports shall be provided upon request to LCFI/LBAM management, legal counsel, and regulatory authorities.

         A copy of this Code of Ethics, or any Code of Ethics previously in effect within the past five years, will be maintained in an easily accessible place by each entity governed pursuant to this Addendum. Each report, including any information in lieu of any reports, and any record of any violation of this Code of Ethics, and of any action taken as a result of such violation, must be maintained for five years after the end of the fiscal year in which the report was made or the information provided, the first two years in an easily accessible place. A record of all Covered Persons and Administrative Access Persons subject to this Code of Ethics, currently or within the past five years, must be maintained in an easily accessible place. This record should include those who are or were responsible for reviewing reports under the Code of Ethics. In addition, LCFI/LBAM and each Fund must maintain a record of any decision, and the reasons supporting the decision, to approve pursuant to this Addendum the acquisition by Employees or Access Persons of securities in an initial private offering or of a private security.

         LCFI, LBAM, LB and each Fund will maintain, at its principal place of business, a copy of this Addendum and the records outlined in this section, and will make these records available to the Securities and Exchange Commission or any representative of the Commission at any time and, from time to time, for reasonable periodic, special or other examinations.

LX. Review of Reports

         LBAM/LCFI Compliance will review reports of all personal securities transactions for adherence to the Code of Ethics, including this Addendum, and compliance with applicable law and regulation. Any Covered Person determined to be non-compliant, may be prohibited from executing any transactions until the required forms have been submitted and/or documentation is received from his/her broker. If required trade confirms are not received from a broker on a timely basis, LBAM/LCFI Compliance is authorized to obtain other documentation and appropriate documentation shall be inserted in the affected employee's file.

F.       Administration of Code of Ethics

         Each of the entities governed by this Addendum must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code of Ethics.

         No less frequently than annually, every Fund, LBAM, LCFI and LB must furnish to the Fund's board of directors/trustees, and the board of directors/trustees must consider, a written report that: (i) describes any issues arising under the Code of Ethics or procedures since the last report to the board of directors/trustees, including, but not limited to, information about any material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations, and (ii) certifies that the Fund, LBAM, LCFI or LB, as applicable, has adopted procedures reasonably necessary to prevent its Covered Persons from violating this Code of Ethics.

G.       Exemptions for Independent Directors/Trustees

         A director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a Fund director or trustee, need not make:

(i) an initial or annual holdings report pursuant to sub-paragraphs A and C, and

(ii) a quarterly transactions report pursuant to sub-paragraph B, unless the director or trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund director or trustee, should have known that during the 15-day period immediately before or after the director's or trustee's transaction in a security, the Fund purchased or sold such security, or the Fund or its investment adviser considered purchasing or selling the security.

SAMPLE - FORM A

                               TRADE REQUEST FORM

                        Lehman Brothers Asset Management
              Lincoln Capital Fixed Income Management Company, LLC

                                 Corporate Bonds
                            Approved Outside Account

I would like to purchase/sell the following securities:

Have you purchased any of the above securities within the past 60 days?  Yes  No

Signature:_____________________________    Date of request:_____________________

Printed Name:__________________________

Reviewed Lincoln Capital Benchmark     _____________________
Issuers
Reviewed Lincoln Capital current       _____________________
holdings
Reviewed Lehman Brothers Restricted    _____________________
List

APPROVED BY:

LCFI PIO:______________________________    Date:______________________

For non-LCFI employees who are Access Persons:

Lehman Brothers PIO:___________________    Date:______________________

Was trade executed?        [ ]  YES  [ ]  NO

If YES, date of execution:      ______________________

AFTER COMPLETING THIS SECTION, RETURN FORM TO LORI LOFTUS OR CAROL METZ.

IF YOU ARE A NON-LCFI EMPLOYEE, RETURN FORM TO CHAMAINE WILLIAMS.

SAMPLE- FORM B

                         PRIVATE SECURITIES REQUEST FORM

LEHMAN BROTHERS ASSET MANAGEMENT INC.
LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC

INSTRUCTIONS:

Lehman Brothers Asset Management Inc. (LBAM) and Lincoln Capital Fixed Income Management Company, LLC (LCFI) (collectively the "Firm") expect its full-time employees to devote their full business day to the business of the Firm and to avoid any outside investment that might interfere or appear to interfere with the discharge of their responsibilities to LBAM, LCFI or its affiliates or the independent and unbiased exercise of the employee's judgment as to matters that affect the Firm and its clients. In particular, the Firm is concerned about investments that may result in actual or potential conflicts of interest on the part of the employee.

This form is intended to facilitate the disclosure and approval, where appropriate, of outside investments made by Covered Persons(1). Outside Investments include (but may not be limited to) hedge funds, limited partnerships and private placements. Accordingly, all Covered Persons are required to complete this form for any private securities request or other outside investment in order to assist the Firm in making an informed decision.

Approval is a Compliance Department function based on an assessment of actual or potential conflicts of interest, Firm policy and industry rules and regulations.

ONE COPY OF THIS FORM MUST BE COMPLETED FOR EACH INVESTMENT. SUBMIT ADDITIONAL SHEETS IF NECESSARY.

--------------------------------------------------------
Name of Employee

--------------------------------------------------------------------------------
Title                      Office Location               Office Telephone Number

--------------------------------------------------------------------------------
Department Name                            P&L Number

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[ ] I am requesting approval to make an INITIAL private investment in the organization or company listed below.

--------------------------------------------------------------------------------
[ ] I am requesting approval to make an ADDITIONAL private investment in the organization or company listed below (initial approval has been previously granted by Compliance.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1.       Name of Organization/Company

--------------------------------------------------------------------------------
2.       [ ] Private   [ ] Employee       [ ] Not for   [ ] Other (describe)
             Company       Family Owned       Profit
--------------------------------------------------------------------------------
3.       Main Activity of the Organization/Company

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------
(1) "Covered Person" is defined in the Addendum to the Joint Code of Ethics for Lehman Brothers Asset Management Inc. and Lincoln Capital Fixed Income Management Company, LLC.

--------------------------------------------------------------------------------
4. Your Financial interest or investment in the Organization/Company (in $ and %)

--------------------------------------------------------------------------------
    A. If making an ADDITIONAL investment, please provide total amount of investment to date
         (include amount of this request):

--------------------------------------------------------------------------------
5.       Are you aware of           [ ] No [ ] Yes  Please provide any relevant
         any significant                            Details and submit any
         adverse information                        applicable Documents.
         about the
         Organization/Company
         or any conflict of
         interest between the
         Organization/Company
         and the Firm?

--------------------------------------------------------------------------------
6.       Do you have a direct professional relationship       [ ] No [ ] Yes
         with the Organization/ Company?

--------------------------------------------------------------------------------
    A.   If yes, please describe this relationship:

--------------------------------------------------------------------------------
7.       Do you believe the         [ ] No [ ] Yes  Please provide any
         Organization/Company                       information you may have
         is planning or expecting                   regarding such.
         to go public within the
         next twelve months?

--------------------------------------------------------------------------------
8.       Is the Organization/       [ ] No [ ] Yes  Client Account Number(s)
         Company currently a
         client of the Firm
         or is it expected
         to become a client
         in the future?

--------------------------------------------------------------------------------
9.       How was this investment opportunity brought to your attention?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    I AFFIRM THAT THE ABOVE INFORMATION IS ACCURATE AND COMPLETE AS OF THE DATE OF MY SIGNATURE. I UNDERSTAND THAT I AM UNDER A CONTINUING OBLIGATION DURING MY EMPLOYMENT TO AMEND, SUPPLEMENT OR CORRECT THIS DISCLOSURE SHOULD MY CIRCUMSTANCES SO WARRANT. ADDITIONALLY, I UNDERSTAND THAT I MUST NOTIFY THE COMPLIANCE DEPARTMENT IF MY INVESTMENT IN THE AFOREMENTIONED ORGANIZATION/COMPANY CEASES.

    Your Signature                                             Date

--------------------------------------------------------------------------------
1. APPROVAL BY IMMEDIATE SUPERVISOR
--------------------------------------------------------------------------------
Name of Supervisor                                             Title

--------------------------------------------------------------------------------
Signature of Supervisor                                        Date

--------------------------------------------------------------------------------
2. APPROVAL BY LCFI COMPLIANCE
--------------------------------------------------------------------------------
Name of Compliance Officer                                     Title

--------------------------------------------------------------------------------
Signature                                                      Date

--------------------------------------------------------------------------------
3. APPROVAL BY LBAM COMPLIANCE DEPARTMENT (A SEPARATE APPROVAL LETTER WILL BE FORWARDED FOR YOUR RECORDS)

--------------------------------------------------------------------------------
Name of Compliance Officer                                     Title

--------------------------------------------------------------------------------
Signature of Compliance Officer                                Date

--------------------------------------------------------------------------------

                 KEEP A PHOTOCOPY OF THIS FORM FOR YOUR RECORDS

SAMPLE - FORM C(1)

                     QUARTERLY PERSONAL TRADING TRANSACTIONS
                        LEHMAN BROTHERS ASSET MANAGEMENT
                          Lincoln Capital Fixed Income
                             Management Company, LLC

Name: __________________________________                 Date: _____________

FOR QUARTER ENDING

If no activity of ANY type, please indicate here: [ ] Check Box

TRADING ACTIVITY

 Name of    Buy or    Shares/       Date of                           Fees &
Security     Sell       Par       Transaction    Broker     Price    Charges    Total Cost
--------    ------    -------     -----------    ------     -----    -------    ----------

CORPORATE ACTIONS (NAME CHANGES/SYMBOL CHANGES/MERGERS/SPLITS, ETC.)

GIFTS

         Please list any accounts opened with Lehman Brothers or Fidelity Investments during the quarter.

------------------------
(1) THIS REPORT IS TO BE COMPLETED WITHIN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER AND SUBMITTED TO LCFI/LBAM COMPLIANCE. IT MUST INCLUDE ALL INDIVIDUAL SECURITIES TRANSACTIONS FOR ALL EMPLOYEE AND EMPLOYEE-RELATED BROKERAGE ACCOUNTS. PLEASE NOTE THAT YOU DO NOT NEED TO REPORT THE FOLLOWING: (i) TRANSACTIONS FOR ACCOUNTS OVER WHICH YOU HAVE NO INFLUENCE OR CONTROL, (ii) U.S. TREASURY OR AGENCY SECURITIES,
         (iii) CERTIFICATES OF DEPOSIT OR MONEY MARKET SECURITIES, OR (iv) OPEN-END MUTUAL FUNDS.

SAMPLE - FORM D

                  LINCOLN CAPITAL FIXED INCOME MANAGEMENT, LLC
                              ANNUAL DISCLOSURES(1)

Printed Name: _________________________

Signature:    _________________________

Date:         _________________________

                            NON-BENCHMARK SECURITIES

As of 12/31/03: I do [ ] / I do not [ ] (check one) hold any non-benchmark securities.

If you checked "I do" hold securities, list them below.

NAME OF SECURITY      NO. OF SHARES/PAR OWNED    PRINCIPAL VALUE     ACCOUNT LOCATION

                              BENCHMARK SECURITIES

As of 12/31/03: I do [ ] / I do not [ ] (check one) hold any Benchmark securities.

If you checked "I do" hold securities, list them below.

NAME OF SECURITY      NO. OF SHARES/PAR OWNED    PRINCIPAL VALUE     ACCOUNT LOCATION

                                  DIRECTORSHIP

If you are a "Director" as defined by Lehman Brothers Code of Conduct, please list name(s) below.

------------------------
(1) THIS REPORT IS TO BE COMPLETED BY JANUARY 30 AND SUBMITTED TO LCFI/LBAM COMPLIANCE.

SAMPLE - FORM E

                        Lehman Brothers Asset Management

                             ANNUAL DISCLOSURES(1)
                            (NON-LCFI EMPLOYEES)(2)

                     ALL DATA LISTED MUST BE AS OF 12/31/03.

Date:         _________________________

Printed Name: _________________________

Signature:    _________________________

NAME OF SECURITY      NO. OF SHARES/PAR OWNED    PRINCIPAL VALUE     ACCOUNT LOCATION

                                  DIRECTORSHIP

If you are a "Director" as defined by Lehman Brothers Code of Conduct, please list name(s) below.

------------------------
(1)      THE REPORT MUST BE COMPLETED BY JANUARY 30 AND SUBMITTED TO LBAM
         COMPLIANCE.

(2) THIS REPORT IS TO BE COMPLETED BY ALL ACCESS PERSONS AND ADMINISTRATIVE ACCESS PERSONS WHO ARE NOT EMPLOYEES OF LCFI.

SAMPLE FORM F

           LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY LLC (LCFI)
                  LEHMAN BROTHERS ASSET MANAGEMENT INC. (LBAM)
                            LEHMAN BROTHERS INC. (LB)

                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION

I certify that I:

- have read and understood the Code of Ethics for LCFI, LBAM and LB. (the "Code") and recognize that I am subject to its requirements;

- have complied with all requirements of the Code in effect during the year ended December 31, 2___; and

- have disclosed all covered securities holdings for the year ended December 31, 2___ in which I had any direct or indirect Beneficial Ownership and all accounts in which any covered securities were held for my direct or indirect benefit as of December 31, 2___.

______________________________________
        ______________________________________
Signature of Employee/Access Person                     Date

______________________________________
Print Name